Exhibit 13.1



                            REDIFF.COM INDIA LIMITED





                               10TH ANNUAL REPORT
                                    2004-2005
                           (UNDER COMPANIES ACT, 1956)
                                  (INDIAN LAWS)

Rediff.com India Ltd.



Board of Directors

Mr. Ajit Balakrishnan (Chairman & Managing Director)
Diwan Arun Nanda
Mr. Sunil Phatarphekar
Mr. Pulak Prasad
Mr. Ashok Narasimhan
Mr. Sridar Iyengar (appointed w.e.f. 28th September, 2004)



Statutory Auditors

M/s. Deloitte Haskins & Sells
Chartered Accoutants
12, Dr. Annie Besant Road
Opp. Shiv Sagar Estate
Worli
Mumbai 400 018



Registered Office

First Floor,
Mahalaxmi Engineering Estate
L. J. First Cross Road
Mahim (West)
Mumbai 400 016

CONTENTS

------- ---------------------------------------------------------- ------------
Sr. no  Particulars                                                 Page Nos.
------- ----------------------------------------------------------- -----------
1.      Extracts from Rediff.com India Limited's audited                1-4
        consolidated ended 31st March, 2005,
        required under US GAAP
------- ---------------------------------------------------------- ------------
        Documents as required under Companies Act, 1956
        (Indian law)

------- ---------------------------------------------------------- ------------
2.      Notice of Annual General Meeting                                5-12

------- ---------------------------------------------------------- ------------
3.      Directors Report of Rediff.com India Ltd.                      13-18

------- ---------------------------------------------------------- ------------
4.      Auditors' Report of Rediff.com India Ltd.                      19-22

------- ---------------------------------------------------------- ------------
5.      Balance Sheet and P&L Account, Schedules                       23-56
        thereto of  Rediff.com India Ltd.
------- ---------------------------------------------------------- ------------
6.      Directors Report of Rediff Holdings Inc.                       57-58

------- ---------------------------------------------------------- ------------
7.      Auditors' Report of Rediff Holdings Inc.                        59

------- ---------------------------------------------------------- ------------
8.      Balance Sheet and P&L Account, Schedules                       60-71
        thereto of Rediff Holdings Inc.
------- ---------------------------------------------------------- ------------
9.      Directors Report of India Abroad Publications Inc.             72-73
------- ---------------------------------------------------------- ------------
10.     Auditors' Report of India Abroad Publications Inc.              74

------- ---------------------------------------------------------- ------------
11.     Balance Sheet and P&L Account, Schedules                      75-88
        thereto of India Abroad Publications Inc.
------- ---------------------------------------------------------- ------------
12.     Directors Report of India in New York Inc                     89-90

------- ---------------------------------------------------------- ------------
13.     Auditors' Report of India in New York Inc                       91
------- ---------------------------------------------------------- ------------
14.     Balance Sheet and P&L Account, Schedules                      92-100
        thereto of India in New York Inc
------- ---------------------------------------------------------- ------------
15.     Directors Report of India Abroad Publications                101-102
        (Canada) Inc.
------- ---------------------------------------------------------- ------------
16.     Auditors' Report of India Abroad Publications                  103
        (Canada) Inc.
------- ---------------------------------------------------------- ------------
17.     Balance Sheet and P&L Account, Schedules thereto             104-113
        of India Abroad Publications (Canada) Inc.
------- ---------------------------------------------------------- ------------
18.     Directors Report of Rediff.com Inc.                          114-115

------- ---------------------------------------------------------- ------------
19.     Auditors' Report of Rediff.com Inc.                            116

------- ---------------------------------------------------------- ------------
20.     Balance Sheet and P&L Account, Schedules                     117-126
        thereto of Rediff.com Inc.
------- ---------------------------------------------------------- ------------
21.     Directors Report of Value Communications Corporation         127-128

------- ---------------------------------------------------------- ------------
22.     Auditors' Report of Value Communications Corporation           129

------- ---------------------------------------------------------- ------------
23.     Balance Sheet and P&L Account, Schedules                     130-140
        thereto of Value Communications Corporation
------- ---------------------------------------------------------- ------------
24.     Proxy Form and Attendance Slip                                 141

------- ---------------------------------------------------------- ------------



                                   EXTRACTS FROM AUDITED FINANCIAL STATEMENTS
                                   ------------------------------------------

                                            REDIFF.COM INDIA LIMITED

                                           CONSOLIDATED BALANCE SHEET
                                              as of March 31, 2005

                                                 (Under US GAAP)


                                                                                                    March 31,
                                                                                                 ---------------
                                                                                                      2005
                                                                                                 ---------------
Assets
Current Assets
  Cash and cash equivalents...............................................................        US$10,069,356
  Trade accounts receivable,(net of allowances of US$1,434,910 at March 31, 2005).........            3,093,372
  Prepaid expenses and other current assets...............................................            1,881,875
  Assets held for sale....................................................................                    -
  Recoverable income taxes................................................................              278,028
                                                                                                 ---------------
Total current assets......................................................................           15,322,631
Property, plant and equipment - net.......................................................            2,557,753
Goodwill..................................................................................            7,314,468
Other assets..............................................................................              495,560
                                                                                                 ---------------
Total assets..............................................................................        US$25,690,412
                                                                                                 ===============

Liabilities and Shareholders' equity
Current liabilities
   Accounts payable and accrued liabilities...............................................        US$ 4,863,631
   Customer advances and unearned revenues................................................            1,014,419
                                                                                               -----------------
Total current liabilities.................................................................            5,878,050
Other liabilities.........................................................................               15,859
                                                                                               -----------------
Total liabilities.........................................................................            5,893,909
                                                                                               ----------------
Commitments and contingencies.............................................................                    -
                                                                                               -----------------

Shareholders' equity
  Equity shares: par value -- Rs.5, Authorized: 24,000,000 shares at March 31, 2005;
  Issued and outstanding: 12,880,050 shares at March
  31, 2005................................................................................            1,543,938
Additional paid in capital................................................................           77,270,439
Accumulated other comprehensive loss......................................................          (3,195,953)
Deferred compensation expense.............................................................                (262)
Accumulated deficit.......................................................................         (55,821,659)
                                                                                               -----------------
Total shareholders' equity................................................................           19,796,503
                                                                                               -----------------
Total liabilities and shareholders' equity................................................        US$25,690,412
                                                                                               =================

                            REDIFF.COM INDIA LIMITED

                      CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended March 31, 2005

                                 (Under US GAAP)

                                                          Year ended March 31,
                                                          -------------------
                                                                 2005
                                                          -------------------

Operating revenues
  India Online..........................................       US$ 6,556,320
  U.S. Publishing.......................................           6,070,344
                                                           -----------------
Total revenues..........................................          12,626,664
                                                           -----------------
Cost of revenues
  India Online..........................................           1,593,218
  U.S. Publishing.......................................           3,519,906
                                                           -----------------
Total cost of revenues..................................           5,113,124
                                                           -----------------
Gross profit............................................           7,513,540
                                                           -----------------
Operating expenses
  Sales and marketing...................................           2,278,297
  Product development...................................           1,832,394
  General and administrative............................           5,116,020
Goodwill impairment.....................................                  --
                                                           -----------------
Total operating expenses................................           9,226,711
                                                           -----------------
Operating loss .........................................          (1,713,171)
                                                           -----------------
  Other income (expense), net:
  Interest income.......................................             518,958
  Foreign exchange gain (loss), net.....................               5,055
  Miscellaneous income..................................               7,272
                                                           -----------------
                                                                     531,285
                                                           -----------------
Loss from continuing operations before income taxes.....         (1,181,886)
Income tax expense .....................................            (37,994)
                                                           -----------------
Loss from continuing operations ........................      US$(1,219,880)
Loss from discontinued operations.......................        US$(207,710)
                                                           -----------------
Net loss................................................      US$(1,427,590)
                                                           =================

Weighted average number of equity                                 12,850,424
    shares -- basic and diluted..........................  =================

Loss per share -- basic and diluted:
    continuing operations ..............................          US$ (0.10)
    discontinued operations ............................              (0.01)
                                                           -----------------
Loss per share - basic and diluted .....................           US$(0.11)
                                                           =================

Loss per ADS -- (where 2 ADSs are equal to 1 equity share)
     -- basic and diluted:
     continuing operations .............................          US$(0.05)
     discontinued operations ...........................             (0.00)
                                                           ----------------
Loss per ADS -- (where 2 ADSs are equal to 1 equity share)        US$(0.06)
     -- basic and diluted................................  ================


                                                   REDIFF.COM INDIA LIMITED

                                        CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                              For the year ended March 31, 2005

                                                       (Under US GAAP)

                                   Equity Shares
                             ------------------------                 Accumulated
                             ------------------------   Additional       other        Deferred
                               Number                    Paid in     Comprehensive   Compensation   Accumulated
                              of Shares    Amount        Capital         Loss          Expense        Deficit         Total
                             ---------------------------------------------------------------------------------------------------

 Balance, as of April 1,
   2004.....................  12,827,425 US$1,537,865 US$76,973,587  US$(3,089,310)   US$(710)    US$(54,394,069)  US$21,027,363
 Amortization of
 compensation related to
 stock option grants........                                                              448                                448
 Stock options exercised....      52,625        6,073       296,852                                                      302,925
 Net loss....................                                                                         (1,427,590)     (1,427,590)
 Other comprehensive income-
  translation adjustment.....                                             (106,643)                                     (106,643)
                             -----------------------------------------------------------------------------------------------------
 Balance, as of March 31,
 2005........................ 12,880,050 US$1,543,938 US$77,270,439  US$(3,195,953)   US$(262)    US$(55,821,659) US$ 19,796,503
                             -----------------------------------------------------------------------------------------------------

                            REDIFF.COM INDIA LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       For the year ended March 31, 2005

                                (Under US GAAP)

                                                           Year ended March 31,
                                                           --------------------
                                                                  2005
                                                           --------------------

Cash flows from operating activities
Net loss........................................................  US$(1,427,590)
Loss from discontinued operations ..............................        207,710
Adjustments relating to continuing operations to
reconcile net loss to net cash used in
continuing operations:
Depreciation and amortization...................................        735,232
Amortization of intangibles.....................................             --
Impairment of goodwill..........................................             --
Loss on sale of property, plant and equipment...................          5,859
Stock based compensation expense................................            448
Changes in assets and liabilities:
  Trade accounts receivable.....................................     (1,213,581)
  Prepaid expenses and other current assets.....................       (745,091)
  Accounts payable and accrued liabilities......................      2,065,466
  Customer advances and unearned revenues.......................        317,285
  Recoverable income taxes......................................       (143,395)
  Other assets..................................................        341,730
                                                                  -------------
Net cash generated from / (used in) continuing operations.......        144,073
                                                                  -------------
Net cash used in discontinued operations .......................       (509,568)
                                                                  -------------
Net cash used in operating activities ..........................       (365,495)
                                                                  --------------

Cash flows from investing activities
  Payments to acquire property, plant and equipment.............     (1,855,901)
  Purchase consideration for acquisitions.......................             --
  Cash received from discontinued operations....................        407,000
  Proceeds from sales of property, plant and equipment..........         24,810
                                                                 --------------
    Net cash used in investing activities.......................     (1,424,091)
                                                                 --------------

Cash flows from financing activities
  Net proceeds from issue of equity shares......................        302,925
                                                                 --------------
    Net cash  provided by financing activities..................        302,925
                                                                 --------------
Effect of exchange rate changes on cash.........................        (83,156)
Net decrease in cash and cash equivalents.......................     (1,569,817)
Cash and cash equivalents at the beginning of the year..........     11,639,173
                                                                 --------------
Cash and cash equivalents at the end of the year................ US$ 10,069,356
                                                                 --------------
  Supplemental disclosure of cash flow information:
    Income taxes paid........................................... US$  27,981
    Interest paid............................................... US$     189

                                     NOTICE

Notice is hereby given that the Tenth Annual General Meeting of the Members of Rediff.com India Limited will be held on Wednesday, 21st September, 2005, at
10.30 a.m. (IST) at the Registered Office of the Company situated at First Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400016, to transact the following business:

ORDINARY BUSINESS

    1. To receive, consider and adopt the Audited Balance Sheet as at March 31, 2005 and Profit & Loss Account for the year ended as on that date and the reports of the Auditors and Directors' thereon.

    2. To appoint a Director in place of Diwan Arun Nanda, Director retiring by rotation and being eligible, offers himself for reappointment.

    3. To appoint a Director in place of Mr. Sunil Phatarphekar, Director retiring by rotation and being eligible, offers himself for reappointment.

    4. To appoint Auditors and fix their remuneration by passing the following resolution as an Ordinary Resolution with or without modification(s);

         "RESOLVED that M/s Deloitte Haskins & Sells, Chartered Accountants, Mumbai be and are hereby re-appointed as Statutory Auditors of Rediff.com India Limited and to hold office from the conclusion of this Annual General Meeting till the conclusion of the next Annual General Meeting at a remuneration to be decided by the Board of Directors/Audit Committee of the Directors of the Company."

SPECIAL BUSINESS

    5. To consider and if thought fit, to pass with or without modification, the following resolution as SPECIAL resolutions:

         "RESOLVED THAT Mr. Sridar Iyengar, who was appointed as an Additional Director on September 28, 2004, in terms of the Articles of Association of the Company and who by virtue of the provisions of section 260 of the Companies Act, 1956, holds office upto the date of the Annual General Meeting, being eligible, offers himself for appointment and in respect of whom the Company has received a notice in writing under section 257 of the Companies Act, 1956 proposing his candidature for the office of Director, be and is hereby appointed as Director of the Company."

    6. To consider and if thought fit, to pass with or without modification, the following resolution as SPECIAL resolutions:

         "RESOLVED THAT pursuant to the provisions of Section 314(1) of the Companies Act, 1956, the consent of the Company be and is hereby given to Mr. Sridar A. Iyengar, a director of the Company to hold an office / place of profit in Rediff Holdings Inc., a wholly owned foreign subsidiary of the Company."

    7. To consider and if thought fit, to pass with or without modification, the following resolution as SPECIAL resolutions:

         "RESOLVED THAT pursuant to the provisions of Section 314(1) of the Companies Act, 1956, the consent of the company be and is hereby given to Mr. Sunil N. Phatarphekar, a director of the company to hold an office / place of profit in Rediff Holdings Inc., a wholly owned foreign subsidiary of the Company."

    8. To consider and if thought fit, to pass with or without modification, the following resolution as SPECIAL resolutions

         "RESOLVED THAT in accordance with the provisions of Section 81 and other applicable provisions, if any, of the Companies Act, 1956 and other applicable laws and subject to such consents and such other approvals as may be necessary and subject to such conditions and modifications as may be considered necessary by the Board of Directors (hereinafter referred to as "the Board" which term shall be deemed to include any Committee thereof for the time being exercising the powers conferred on the Board by this resolution) or as may be prescribed or made, in granting such consents and approvals and which may be agreed to by the Board, the consent of the Company, be and is hereby accorded to the Board to offer, issue and allot equity shares and/or any securities convertible into equity shares at the option of the Company and/or at the option of the holder of the security and/or securities linked to equity shares through American Depository Shares / Receipts and/or any other instruments or securities of any type inclusive of any such equity shares issuable upon exercise of an over allotment option by any underwriter, debentures whether partly/fully convertible and/or securities linked to Ordinary Shares and/or foreign currency convertible bonds and/or bonds with Share Warrants attached, (hereinafter referred to as the "Securities"), in the course of offerings to eligible investors, whether existing shareholders of the Company or not, through a public issue and/or on a private placement basis, or by way of circulation of an offering circular or prospectus or any other document or any process, which, upon allotment or conversion of all Securities so issued or allotted, as the case may be, could give rise to the issue of up to 5 million equity shares of the Company to be issued for an aggregate offering price to be determined at a later time by the Board and such issue and allotment to be made at such time or times, in such tranche or tranches, in such manner as the Board may, in its sole discretion think fit, on such terms and conditions as may be decided and deemed appropriate by the Board at the time of such issues or allotments.

         RESOLVED FURTHER THAT the consent of the Company be and is hereby granted in terms of Section 293(1)(a) and other applicable provisions, if any, of the Act and subject to all necessary approvals to the Board to secure, if necessary, all or any of the above mentioned Securities to be issued, by the creation of a mortgage and/or charge on all or any of the Company's immovable and/or movable assets, both present and future in such form and manner and on such terms as may be deemed fit and appropriate by the Board.

         RESOLVED FURTHER THAT the Company do and is hereby be authorized to announce, formulate and implement a Sponsored American Depositary Shares (ADSs) Scheme ("Scheme"), at any time, in the form and manner laid out in and under the terms of the Offer Letter for the Scheme, to enable the existing shareholders to divest their holding of equity shares in the Company in the overseas market by issue and allotment of ADSs against the block of existing equity shares of the Company offered by such shareholders under the provisions of the Scheme, subject to requisite approvals and the applicable rules, guidelines and regulations of the Government of India or applicable Regulatory body(ies) as may be issued or amended from time to time, on such terms and conditions as the Board may in its absolute discretion deem fit, and to cause allotment to the investors in such foreign markets of American Depositary Shares (ADSs) by the Depositary.

         RESOLVED FURTHER THAT for the purpose of giving effect to the above, the Board, be and is hereby authorised to determine the form and terms of the Issue(s), including the class of investors to whom the Securities are to be allotted, number of Securities to be allotted in each tranche, issue price, face value, premium amount on issue/conversion of Securities/exercise of warrants/redemption of Securities, rate of interest, redemption period, listings on one or more stock exchanges in India and/or abroad, appointment of Intermediaries as the Board in its absolute discretion deems fit and to make and accept any modifications in the proposal as may be required by the authorities involved in such issues in India and/or abroad and to settle any questions or difficulties that may arise in regard to the Issue(s).

         RESOLVED FURTHER THAT the Board, be and is hereby authorized to delegate all or any of the powers herein conferred to any committee or directors or chief financial officer or any executive director or directors or any other officer or officers of the company to give effect to the aforesaid resolution and to do all such acts, deeds, matters and things as may be deemed necessary, desirable and expedient to give effect to this resolution from the Indian and US regulatory perspective, including without limitation, filing a Registration Statement and other documents with the SEC, listing the securities on the New York Stock Exchange or Nasdaq Small Cap Market, entering into depository arrangements, appointments of and finalising terms with Lead Managers, Merchant Bankers, Underwriters, Guarantors, Financial Advisors, Depositories, Custodians, Principal Paying/Transfer/Conversion Agents, Listing Agents, Registrars, Trustees and all other agencies, whether in India or abroad, as they may in their absolute discretion think fit, to make applications, sign and execute documents with various Indian and US regulatory authorities, etc. as maybe necessary in this regard."

                                               By Order of the Board



     PLACE: MUMBAI                             Jyoti Dialani
     DATE:  19th August, 2005                  Company Secretary & Manager Legal


     NOTES:

    1. A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE INSTEAD OF HIMSELF/HERSELF AND SUCH A PROXY NEED NOT BE A MEMBER OF THE COMPANY. PROXIES TO BE EFFECTIVE MUST BE RECEIVED BY THE COMPANY NOT LESS THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL GENERAL MEETING.

    2.   The relative Explanatory Statement pursuant to the provisions of
         Section 173 of the Companies Act, 1956 for item Nos. 5 to 8 is enclosed and forms part of this Notice.

                            REDIFF.COM INDIA LIMITED

           EXPLANATORY STATEMENT PURSUANT TO THE PROVISIONS OF SECTION
                       173(2) OF THE COMPANIES ACT, 1956.

Pursuant to the provisions of Section 173(2) of the Companies Act, 1956, the following Explanatory Statement sets out the material facts relating to the item of Special Business mentioned in the accompanying Notice dated 19th August, 2005 and shall be form part of the Notice


Item No.5

Mr. Sridar A. Iyengar was appointed as an Additional Director, in terms of the provisions of the Companies Act, 1956 and the Articles of Association of the Company on September 28, 2004. He holds office upto the date of the Annual General Meeting by virtue of section 260 of the Companies Act, 1956. Notices in writing under section 257 of the Companies Act, 1956, have been received from members signifying their intention to propose Mr. Iyengar as a candidate for the office of Director.

Mr. Iyengar has been a director of the Company since September, 2004. Mr. Iyengar is currently the President of TiE (The Indus Entrepreneurs) Inc. He also serves on the Board of Infosys Technologies Limited (NASDAQ: INFY) as an Independent Director and serves on their Audit committee. He is also on the board of Progeon Limited Rediff Holdings Inc. and ICICI Bank. (NYSE- IBN). He advises many early stage technology companies in the US and India.

He retired as the Partner-in-Charge of KPMG's Emerging Business Practice. He has had a number of leadership roles during his 34-year stay within KPMG's global organization. He has the unique distinction of having worked as a partner in all three of KPMG's regions - Europe, America and Asia Pacific - as well as in all four of KPMG's functional disciplines -- assurance, tax, consulting and financial advisory services. He was Chairman and CEO of KPMG's India operations between 1997 and 2000 and during that period was a member of the Executive Board of KPMG's Asia Pacific practice. Prior to that, he headed up the International Services practice in the West Coast. On his return from India in 2000 he was asked to lead a major effort of KPMG focused on delivering audit and advisory services to early stage companies. He served as a member of the Audit Strategy group of KPMG LLP. He was with KPMG from 1968 until his retirement in March 2002.

Sridar Iyengar is the Fellow of the Institute of Chartered Accountants in England and Wales, holds Bachelor Degree in Commerce (Honors) from University of Calcutta and has attended the Executive Education course at Stanford.

The Directors, therefore, recommend the passing of the Ordinary Resolution under Item no.5 of the accompanying Notice.

No Director other than Mr. Sridar Iyengar, may be considered to be concerned or interested in the passing of this Resolution.


Item no. 6

Mr. Sridar A. Iyengar, a Non-Executive Independent Director of the Company, is also a Non-Executive Independent Director on the Board of Rediff Holdings Inc., the US based Wholly Owned Subsidiary of the Company. He is the Chairman of the Audit Committee of Rediff Holdings Inc. He is drawing certain remuneration from Rediff Holdings Inc.

According to the provisions of Section 314(1) of the Act, no director of a company shall hold any office or place of profit,
      (i)  under the company; or
      (ii) under any subsidiary of the company, unless the remuneration received from such subsidiary in respect of such office or place of profit is paid over to the company or its holding company;
except with the consent of the company by way of a Special Resolution.

The provisions of the Act are applicable to the Company. Within the meaning of the provisions of Section 314 of the Act mentioned above, payment of remuneration to Mr. Iyengar by Rediff Holdings Inc., would be deemed to be holding an office or place of profit by Mr. Iyengar in a subsidiary of the Company. Hence, it is necessary for the Company to grant its consent to Mr. Iyengar to hold an office or place of profit in Rediff Holdings Inc, the wholly owned subsidiary of the Company.

Mr. Iyengar is not drawing any remuneration from the Company.

None of the Directors, except Mr. Iyengar, is directly or indirectly interested in the aforesaid resolution. The said section requires that the necessary consent can be granted at the first general meeting held after such holding of an office or place of profit by a director. We recommend your approval of the same.


Item no. 7:

Mr. Sunil N. Phatarphekar, a Non-Executive Independent Director of the Company, is also a Non-Executive Independent Director on the board of Rediff Holdings Inc., the US based Wholly Owned Subsidiary of the Company. He is the Chairman of the Audit Committee of Rediff Holdings Inc. He is drawing certain remuneration from Rediff Holdings Inc.

According to the provisions of Section 314(1) of the Act, no director of a company shall hold any office or place of profit,

(i)   under the company; or

(ii) under any subsidiary of the company, unless the remuneration received from such subsidiary in respect of such office or place of profit is paid over to the company or its holding company;

except with the consent of the company by way of a Special Resolution.

The provisions of the Act are applicable to the Company. Within the meaning of the provisions of Section 314 of the Act mentioned above, payment of remuneration to Mr. Phatarphekar by Rediff Holdings Inc., would be deemed to be holding an office or place of profit by Mr. Phatarphekar in a subsidiary of the Company. Hence, it is necessary for the Company to grant its consent to Mr. Phatarphekar to hold an office or place of profit in Rediff Holdings Inc, the wholly owned subsidiary of the Company.

Mr. Phatarphekar is not drawing any remuneration from the Company.

None of the Directors, except Mr. Phatarphekar, is directly or indirectly interested in the aforesaid resolution. The said section requires that the necessary consent can be granted at the first general meeting held after such holding of an office or place of profit by a director. We recommend your approval of the same.


Item No. 8

An enabling resolution of the shareholders had been obtained at the Annual General Meeting held on 9th August, 2004 under Section 81(1A) and other applicable provisions of the Companies Act, 1956 authorising the Board to issue and allot any securities convertible into equity shares at the option of the Company and/or at the option of the holder of the security and/or securities linked to equity shares through American Depository Shares / Receipts and/or any other instruments or securities of any type inclusive of any such equity shares issuable upon exercise of an over allotment option by any underwriter, debentures whether partly/fully convertible and/or securities linked to Ordinary Shares and/or foreign currency convertible bonds and/or bonds with Share Warrants attached, (hereinafter referred to as the "Securities"), in the course of offerings to eligible investors, whether existing shareholders of the Company or not, through a public issue and/or on a private placement basis, or by way of circulation of an offering circular or prospectus or any other document or any process, which, upon allotment or conversion of all Securities so issued or allotted, as the case may be, could give rise to the issue of up to 5 million equity shares of the Company to be issued for an aggregate offering price to be determined at a later time by the Board and such issue and allotment to be made at such time or times, in such tranche or tranches, in such manner as the Board may, in its sole discretion think fit, on such terms and conditions as may be decided and deemed appropriate by the Board at the time of such issues or allotments. These resolutions are being recommended in order to enable the Board to issue such equity shares of the Company at such time and on such terms as they deem fit in their discretion, without creating any obligation on the Board to issue such shares. The Company, in accordance with applicable rules and regulations ("Sponsored ADS Regulations"), may propose to sponsor an issue of ADSs with an overseas Depositary against existing equity shares held by the all the shareholders of the Company ("the Scheme") in terms of the Offer Letter for the Scheme. The explanatory statement to the aforesaid resolution specified that the allotment of equity shares under the aforesaid resolution would be made within 12 months of the date of the resolution. However, the said 12 months have since expired, and the Board has not yet issued and allotted any equity shares under the aforesaid resolution. The Board is desirous of an extension of time for allotment of shares under the aforesaid resolution. Accordingly, this would need to be passed to re-authorise the Board to issue and allot the shares referred to above, at such time and to such persons as the Board deems fit.

The directors of the Company, to the extent of the equity shares held by them in the Company, if any, may be deemed to be interested in the aforesaid resolutions in Item no.8 of the Notice, solely in their capacity as equity shareholders to whom the Scheme proposed for approval of the shareholders, would provide an option to participate in the therein, on a pari passu basis with all other shareholders of the Company. The Board recommends all the resolutions under Item no.8 in this Notice for the approval of the shareholders as special resolutions.



                                               By Order of the Board



PLACE: MUMBAI                                  Jyoti Dialani
DATE:  19th August, 2005                       Company Secretary & Manager Legal

                                                        REDIFF.COM INDIA LIMITED



                                DIRECTORS' REPORT
                                -----------------


To,
The Members,
Rediff.com India Limited


Your Directors have pleasure in presenting to you the Tenth Annual Report together with the Audited Annual Accounts for the year ended March 31, 2005.


1.       FINANCIAL PERFORMANCE FOR THE YEAR APRIL 1, 2004 - MARCH 31, 2005

         Our Corporate revenues including that of all our subsidiaries were Rs.565 million (previous year Rs.434 million).

         Gross Profits for the year before depreciation, amortisation and impairment expenses stood at a loss of Rs. 46 million (previous year Rs. 90 million).

         After accounting for loss on discontinued operations during the year of Rs. 9 million (previous year Rs. 109 million) and accounting for interest income and depreciation, our net loss stood at Rs.64 million (previous year Rs.263 million).


2.       VALUE COMMUNICATIONS CORPORATION (VALUCOM)

         Value Communications Corporation is a subsidiary of the Company. On April 8, 2004, the Company sold its long distance phone card business of Valucom to WorldQuest Networks Inc.

         The Company decided to exit this business segment and the management would now concentrate in further growing and consolidating its India Online and US Publishing businesses.


3.       REDIFF.COM INDIA LTD.'S FINANCIAL HIGHLIGHTS

     (a) Total Income:- At Rs. 317 million (previous year Rs.222 million).
     (b) Operating  expenses:-  At Rs.  328  million  (previous  year Rs.  294 million).
     (c) Gross Profit/ Loss :- Company was able to contain the operating losses before depreciation, amortisation, impairment of Investments and taxes to Rs.11 million (previous year Rs. 72 million).
     (d) Net Profit/ Loss:- After providing for depreciation and amortisation of Rs.30 million and after making provision for impairment in the value of investments Rs.15 million, net losses for the year were Rs. 57 million (previous year Rs. 201 million).

     Our Company continues to be listed on the NASDAQ Small Cap Market.

                                                        REDIFF.COM INDIA LIMITED



4.       DIVIDEND

         In view of the loss incurred by our Company during the year under review the Board does not recommend any dividend.


5.       CORPORATE GOVERNANCE

         The various committees constituted by the Company including an Audit Committee and Compensation Committee have been functioning according to references made by the Board of Directors. This has resulted in strengthening the Internal Control Systems and more effective MIS. The present constitution of the Board consist of eminent independent professionals from various fields, in addition to Chairman and Managing Director who looks after the day to day affairs of the Company and execution of the policy decisions taken by the Board.


         The composition of the Audit Committee of the Board is:-

         Name                            Designation in the Committee

         Mr.Sridar Iyengar               Chairman
         Mr.Pulak Prasad                 Member (resigned with effect
                                         from 20th June, 2005)
         Mr.Sunil Phatarphekar           Member
         Mr.Ashok Narasimhan             Member
         Mr.Abhay Havaldar               Chairman (resigned with effect
                                         from 28th Sept., 2004)

         The composition of the Compensation Committee of the Board is as follows:-

         Name                            Designation in the Committee

         Mr. Ajit Balakrishnan           Chairman
         Diwan Arun Nanda                Member
         Mr. Sunil N Phatarphekar        Member

         The Compensation Committee of the Company administers the Stock Option Plans.

         Further the Company has been displaying investor related information update, at regular intervals on its website.

6.       EMPLOYEE STOCK OPTION PLAN/ ASSOCIATE STOCK OPTIONS PLAN

         Employee Stock Option Plan 1999 (ESOP 1999)

         During the fiscal year from April 1, 2004 to March 31, 2005, under the ESOP 1999, our Company granted additional warrants equivalent to the right to purchase 30,000 equity shares at a weighted average exercise price of US$ 10.78 (Rs.500/-) per share. Also during the same period there was a forfeiture of equity share options equivalent to 7,750

                                                        REDIFF.COM INDIA LIMITED



         equity shares from the employees who had left the services of our Company and equity share options equivalent to 176,375 equity shares lapsed under this plan.

         Associates Stock Option Plan 1999 (ASOP 1999)

         During the fiscal year from April 1, 2004 to March 31, 2005, under the ASOP 1999, our Company granted additional warrants equivalent to the right to purchase 6,000 equity shares at a weighted average exercise price of US$ 15.11 (Rs.659/-) per share and equity share options equivalent to 59,350 equity shares lapsed under this plan.

         2002 ADR Linked Stock Option Plan (2002 ADR ESOP)

         During the fiscal year from April 1, 2004 to March 31, 2005, under the 2002 ADR ESOP Plan, our Company granted ADR Stock Options equivalent to the right to purchase 10,500 equity shares at an exercise price of US$10.98 per share to some employees. During the year 52,625 equity share Options equivalent to 105,250 ADRs have been exercised by the employees. 9,750 ADR Stock Options equivalent to 4,875 equity shares were forfeited.

         2004 ADR Linked Stock Option Plan (2004 ADR ESOP)

         During the fiscal year from April 1 2004 to March 31, 2005, under the 2004 ADR ESOP Plan, our Company has granted ADR Stock Options equivalent to the right to purchase 284,500 equity shares equivalent to 569,000 ADSs at an exercise price of US$10.84 per share to some employees.

7.       FIXED DEPOSITS

         During the year under review, our Company had not accepted any Fixed Deposit from the Public.

8.       DIRECTORS

         During the year Mr. Abhay Havaldar, resigned as the Director of the Company with effect from 25th January, 2005. The Board placed on record its appreciation for the services rendered by Mr. Havaldar during his tenure as a director and audit committee member of the Company.

         Mr. Sridar Iyengar was appointed as an Additional Director of the Company with effect from 28th September, 2004. The approval of the members for appointing him as a Director is sought vide requisite resolution in the accompanying Notice dated 19th August, 2005, convening the Annual General Meeting. The Directors recommend the resolution for the approval by the members.

         In accordance with the provisions of the Companies Act, 1956, Diwan Arun Nanda and Mr. Sunil Phatarphekar, Directors retire by rotation at the conclusion of the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment.

                                                        REDIFF.COM INDIA LIMITED



9.       PARTICULARS OF EMPLOYEES

         The particulars of employees as required under section 217 (2A) of the Companies Act, 1956 are given as an annexure to this report.


10.      AUDITORS

         M/s. Deloitte Haskins & Sells, Chartered Accountants, the Statutory Auditors of Company and who hold the office till the conclusion of ensuing Annual General Meeting are eligible to be re-appointed as the Statutory Auditors of the Company till the conclusion of next Annual General Meeting. The Company has received from the Auditors undertaking their eligibility to accept the office, if reappointed. The members are requested to consider their re-appointment as set out in the Notice convening the Annual General Meeting.

         The observations made by the Auditors' in their report and notes to accounts are self- explanatory and do not call for any further comments.

11.      DIRECTORS' RESPONSIBILITY STATEMENT

     Pursuant to Section 217 (2AA) of the Companies Act, 1956, the Directors confirm that:
     a) In the preparation of the annual accounts, the applicable accounting standards had been followed along-with proper explanation relating to material departures.
     b) The Directors had selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year on March 31, 2005 and of the loss of the company for that period.
     c) The Directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956, for safeguarding the assets of the company and for preventing and detecting the frauds and other irregularities.
     d) The directors had prepared the annual accounts on a going concern basis.


12. CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION, FOREIGN EXCHANGE EARNINGS AND OUTGO

         The information required under Section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 is as under:

         1.       Conservation of Energy:-

                  The operation of your Company is not energy intensive. Adequate measures have however been taken to reduce energy consumption by using energy efficient computer equipments incorporating latest technologies.

                                                        REDIFF.COM INDIA LIMITED



         2.       Technologies Absorption

                  Since technology related to internet portal business is constantly evolving, continuous investments and improvements are being made to the content, community and commerce offerings made to the customers. The investments are classified as deferred revenue expenditure and amortized.

         3.       Foreign Exchange Earnings and outgo

                  Foreign exchange earned by the Company in the fiscal year ended March 31, 2005 was Rs.81 million and the foreign exchange outgo in the same period was Rs. 34 million.


13.      ACKNOWLEDGEMENTS

         The Directors place on record their appreciation for the dedicated services rendered by the employees of our Company and acknowledge the cooperation extended by our Company's bankers.


                                                 On behalf of Board of Directors


Place:  Mumbai
Date:   19th August, 2005                                Ajit Balakrishnan
                                                  Chairman and Managing Director


         (U.S.$1= Rs.44.74 for year 2004-2005; and U.S.$1= Rs. 45.94 for the year 2003-2004)

                                                        REDIFF.COM INDIA LIMITED



                                   ANNEXURE A
                   The particulars of employees as required
              under section 217 (2A) of the Companies Act, 1956

                                  (Enclosed)


ANNEX -A

INFORMATION IN ACCORDANCE WITH THE PROVISIONS OF SECTION 217 (2A) OF THE COMPANIES ACT, 1956 READ WITH THE
COMPANIES (PARTICULARS OF EMPLOYEES) RULES, 1975 AND FORMING PART OF THE DIRECTORS' REPORT                       F.Y.2004-05

                                                                                                   DATE OF         LAST
                                                            GROSS                    EXPERIENCE  COMMENCEMENT   EMPLOYMENT
       NAME            AGE        DESIGNATION            REMUNERATION  QUALIFICATION  IN YEARS   OF EMPLOYMENT     HELD

a) Employed throughout the Financial Year

   Aninda Shome        42   VP - Sales                    5,173,952    BA , Dip. In         20    15/02/1996    Times of India
                                                                       Hotel Mgmnt.


   Nikhil Lakshman     46   Editor                        5,483,476    BSc                  27    01/02/1996    Mid Day
                                                                                                                Publications
                                                                                                                Pvt. Ltd.

   Venkateswar R       46   Ex. VP Technology             3,936,673    BE                   23    24/12/1999    CyberCash Inc.
   Nishtala                 Strategy


   Rohit Varma         46   Executive VP & Chief          3,905,706    MBA                  21    04/06/1999    VST Industries
                            Marketing Officer                                                                   Ltd.


   Arvindra Kanwal     43   Executive VP - Online         4,107,822    B.Com, MMS           19    11/06/2003    Crest
                            Media sales                                                                         Communication

   K.Balachandran      39   Vice President - E Commerce   3,732,048    BA                   16    10/07/1998    MZI India
   Unni

   Jasmeet Singh       38   Vice President - Strategic    2,494,857    B.Com, MBA           17    28/12/1995    Ogilvy & Mather
   Gandhi                   Services

   Mahesh Patwardhan   46   Director - Web Technology     3,118,177    BE, MMS              18    01/11/1997    Digital
                                                                                                                Equipment India
                                                                                                                Ltd

   Savio Fernandes     39   Vice President -              2,632,215    BSc, MMM             18    03/10/2001    MTV
                            Online Media Sales

   Joy Basu            43   Chief Financial Officer       2,438,040    B.Com (Hons),        20    16/04/2003    Sahara India Media
                                                                       A.C.A.                                   Communications Ltd.


b) Employed for part of the Financial Year

   Ajoy Krishnamurti   41   VP E-Commerce                 1,121,926    BE, MBA              16    05/04/2001    Shoppers Stop Ltd


   Ashish Mehrotra     38   Vice President- Corporate     1,944,924    MBA                  15    18/03/1999    Reliance Telecom
                            Development & Worldwide
                            Alliances

   Uday Sodhi          39   Vice President -              1,807,600    BSc, MBA             15    28/05/2004    Net4India
                            Subscription

   T.N.Prabhu          39   Vice President - Strategy       579,540    MSc (Hons),          16    07/01/2005    Times Internet
                            & Planning                                 MMS                                      Ltd


   Notes:

1 Gross remuneration received includes Salary,House Rent Allowance, Special Allowance,Merit Incentive, Leave Travel Assistance, Medical Expenses and Company's contribution to Provident Fund.

2 The nature and conditions of employment in all cases are contractual. All employees are wholetime employees of the Company.

3 None of the employees mentioned above is related to any Director of the Company.

           AUDITORS' REPORT TO THE MEMBERS OF REDIFF.COM INDIA LIMITED


We have audited the attached Balance Sheet of REDIFF.COM INDIA LIMITED as at March 31, 2005, and also the Profit and Loss Account and the Cash Flow Statement for the year ended on that date, annexed thereto. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

1. As required by the Companies (Auditor's Report) Order, 2003, issued by the Central Government of India in terms of sub-section (4A) of Section 227 of the Companies Act, 1956, we enclose in the Annexure, a statement on the matters specified in paragraphs 4 and 5 of the said Order.

2. Further to our comments in the Annexure referred to in paragraph 1 above, we report that:

         a) we have obtained all the information and explanations, which to the best of our knowledge and belief were necessary for the purposes of our audit;

         b) in our opinion, proper books of account as required by law have been kept by the Company so far as appears from our examination of those books;

         c) the Balance Sheet, the Profit and Loss Account and the Cash Flow Statement dealt with by this report are in agreement with the books of account;

         d) in our opinion, the Balance Sheet, Profit and Loss Account and Cash Flow Statement dealt with by this report comply with the Accounting Standards referred to in sub-section (3C) of
                  Section 211 of the Companies Act, 1956;

         e) on the basis of written representations received from the directors of the Company as on March 31, 2005, and taken on record by the Board of Directors, we report that none of the directors is disqualified as on March 31, 2005 from being appointed as a director in terms Section 274(1)(g) of the Companies Act, 1956;

         f) in our opinion and to the best of our information and according to the explanations given to us, the said accounts read together with the accounting policies and notes thereon give the information required by the Companies Act, 1956, in the manner so required, and give a true and fair view in conformity with the accounting principles generally accepted in India:

                  (i) in the case of the Balance sheet, of the state of affairs of the Company as at March 31, 2005;

                  (ii) in the case of the Profit and Loss Account, of the loss for the year ended on that date; and

                  (iii) in the case of the Cash Flow Statement, of the cash flows of the Company for the year ended on that date.


         For Deloitte Haskins & Sells
         Chartered Accountants



         P. B. Pardiwalla
         Partner
         Membership Number: 40005

         Mumbai, India
         August 19, 2005

                        ANNEXURE TO THE AUDITORS' REPORT
             (Referred to in paragraph 1 of our report of even date)

1. The nature of the Company's business / activities for the year ended March 31, 2005, are such that the requirements of clauses (ii), (vi), (viii),
     (xii), (xiii), (xiv) and (xx) of paragraph 4 of the Order are not applicable to the Company.

2.   Fixed assets:

         (a) The Company has maintained proper records showing full particulars, including quantitative details and situation of its fixed assets.

         (b) Management has physically verified some of its fixed assets during the year. No material discrepancies were noticed on such verification as compared to book records. The Company has a programme for physical verification of all of its fixed assets over a period of three years which, in our opinion, is reasonable considering the size of the Company and the nature of its business.

         (c) The fixed assets disposed off during the year, in our opinion, do not constitute a substantial part of the fixed assets of the Company and such disposal has, in our opinion, not affected the going concern status of the Company.

3. In our opinion and according to the information and explanations given to us, the Company has neither granted nor taken any loans, secured or unsecured to or from companies, firms or other parties covered in the register maintained under Section 301 of the Companies Act, 1956.

4. In our opinion and according to the information and explanations given to us, there is an adequate internal control system commensurate with the size of the Company and the nature of its business for the purchase of fixed assets. The nature of Company's activities does not entail purchase of inventory and sale of goods; controls over sale of services are being further strengthened.

5. In respect of transactions entered in the register maintained in pursuance of Section 301 of the Companies Act, 1956, to the best of our knowledge and belief and according to the information and explanations given to us:

         (a) The particulars of contracts or arrangements that needed to be entered into the register have been so entered.

         (b) In respect of services obtained by the Company from a party entered in the said register and where the total value of services exceeds Rs. 5 lacs during the year, these have been made at prices which are prima facie reasonable having regard to prevailing market prices.

6. In our opinion, the internal audit function carried out during the year by a firm of Chartered Accountants appointed by management has been commensurate with the size of the Company and the nature of its business.

7.   Statutory and other dues:

         a. According to the information and explanations given to us, and on the basis of our examination of the books of account, undisputed statutory dues including provident fund, employees' state insurance, income tax, wealth tax, service tax, custom duty, cess and any other material statutory dues have been regularly deposited with the appropriate authorities during the year.

         b. According to the information and explanations given to us, there are no dues in respect of service tax, customs duty, income tax and wealth tax that have not been deposited with the appropriate authorities on account of any dispute.

8. The Company's accumulated losses at March 31, 2005 are in excess of fifty per cent of its net worth. The Company has incurred cash losses during the current financial year and the immediately preceding financial year.

9. In our opinion and according to the information and explanations given to us, since the Company has not obtained any loans from any financial institution / bank or others or given any guarantee for loans taken by others from any financial institution / bank, the requirements of clauses
     (xi), (xv) and (xvi) of paragraph 4 of the Order are not applicable to the Company.

10. According to the information and explanations given to us, and on an overall examination of the balance sheet of the Company, funds raised on short term basis have, prima facie, not been used during the year for long term investment.

11. The Company has not made any preferential allotment of shares to parties and companies covered in the register maintained under Section 301 of the Companies Act, 1956. Hence the requirements of clause (xviii) of paragraph 4 of the Order are not applicable to the Company.

12. The Company has not issued any debentures. Hence the requirements of clause (xix) of paragraph 4 of the Order are not applicable to the Company.

13. According to the information and explanations given to us, no material fraud on or by the Company was noticed or reported during the year.


     For Deloitte Haskins & Sells
     Chartered Accountants



     P. B. Pardiwalla
     Partner
     Membership Number: 40005

     Mumbai, India
     August 19, 2005

                            REDIFF.COM INDIA LIMITED

                       Balance Sheet as at March 31, 2005

---------------------------------------------------------------------------------------------------------
                                                           Schedule        As at               As at
                                                                         31.03.2005          31.03.2004
                                                                           Rupees              Rupees

---------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

(1) Shareholders' funds :

(a) Capital                                                   1           64,400,250           64,137,125
(b) Stock Options Outstanding (Net)                                           61,750               42,250
(c) Reserves and surplus                                      2        3,424,095,466        3,411,244,819

                                                                     ================     ===============
TOTAL                                                                  3,488,557,466        3,475,424,194
                                                                     ================     ===============

II. APPLICATION OF FUNDS

(1) Fixed assets :                                            3

(a) Gross Block                                                          378,217,083          305,244,152
(b) Less : Depreciation                                                  283,326,725          257,172,236
                                                                     ----------------     ---------------
(c) Net Block                                                             94,890,358           48,071,916
(d) Capital work-in-progress                                               2,763,857            1,560,000
                                                                     ----------------     ---------------
                                                                          97,654,215           49,631,916
                                                                     ----------------     ---------------
(2) Investments                                               4          824,299,371          839,654,907

(3) Current assets, loans and advances:

(a) Sundry debtors                                            5          104,509,000           50,432,183
(b) Cash and bank balances                                    6          405,598,505          440,867,008
(c) Loans and advances                                        7           88,221,493           94,633,956
                                                                     ----------------     ---------------
                                                                         598,328,998          585,933,147
                                                                     ----------------     ---------------

Less :
Current liabilities and provisions :

(a) Liabilities                                               8          236,753,357          120,990,270
(b) Provisions                                                9           12,323,026           11,579,054
                                                                     ----------------     ---------------
                                                                         249,076,383          132,569,324
                                                                     ----------------     ---------------

                                                                     ----------------     ---------------
Net current assets                                                       349,252,615          453,363,823
                                                                     ----------------     ---------------

(4) (a)  Miscellaneous expenditure (to the                    10          32,434,086            4,550,857
         extent not written off or adjusted)
    (b)  Profit and loss account                                       2,184,917,179        2,128,222,691

                                                                     ================     ===============
TOTAL                                                                  3,488,557,466        3,475,424,194
                                                                     ================     ===============

                                                                                   -                    -
Significant Accounting Policies and Notes to Accounts         15
---------------------------------------------------------------------------------------------------------

As per our attached report of even date
For Deloitte Haskins & Sells                      For and on behalf of the board
       Chartered Accountants


P. B. Pardiwalla          A. Balakrishnan                 Sunil Phatarphekar     Jyoti Dialani
Partner                   Chairman & Managing Director    Director               Company Secretary
Membership No: 40005


Mumbai, India                  Mumbai, India
Dated: August 19, 2005         Dated: August 19, 2005

                            REDIFF.COM INDIA LIMITED

             Profit & Loss Account for the year ended March 31, 2005

----------------------------------------------------------------------------------------------------------
                                                           Schedule        2004-05              2003-04
                                                                            Rupees               Rupees
----------------------------------------------------------------------------------------------------------
INCOME

Operating revenues                                            11         293,613,976          168,498,469

Other income                                                  12          23,409,287           53,562,415

                                                                     ----------------     ---------------
                                                                         317,023,263          222,060,884
                                                                     ----------------     ---------------

EXPENDITURE

Personnel expenses                                            13          97,643,062           86,621,242

Operating and other expenses                                  14         248,086,916          287,611,590

Depreciation                                                              27,925,213           48,767,467

                                                                     ----------------     ---------------
                                                                         373,655,191          423,000,299
                                                                     ----------------     ---------------

Loss for the year before tax                                              56,631,928          200,939,415

Provision for wealth tax                                                      62,560               48,890

                                                                     ----------------     ---------------

Loss after tax                                                            56,694,488          200,988,305

Deficit brought forward from previous year                             2,128,222,691        1,927,234,386

                                                                     ----------------     ---------------
Balance carried to balance sheet                                       2,184,917,179        2,128,222,691
                                                                     ----------------     ---------------

Basic and Diluted Earnings Per Share (Rs.)                                     (4.41)              (15.70)
                                                                     ================     ===============


Accounting Policies and Notes to Financial Statements         15
---------------------------------------------------------------------------------------------------------

As per our attached report of even date
For Deloitte Haskins & Sells                              For and on behalf of the board
    Chartered Accountants


P. B. Pardiwalla          A. Balakrishnan                 Sunil Phatarphekar     Jyoti Dialani
Partner                   Chairman & Managing Director    Director               Company Secretary
Membership No: 40005


Mumbai, India                  Mumbai, India
Dated: August 19, 2005         Dated: August 19, 2005

                            REDIFF.COM INDIA LIMITED

  ------------------------------------------------------------------------------
                             STATEMENT OF CASH FLOW                 2004-05
                                                                      Rs.
  ------------------------------------------------------------------------------
  Cash flows from operating activities
    Net loss before taxes                                           (56,631,928)
    Adjustments for
      Depreciation and amortization                                  30,225,350
      Loss on sale of property, plant and equipment                     262,115
      Provision for dimunition in the value of Investments.          15,355,536
     Unrealised foreign exchange gain (Refer note 2 below)             (232,254)
  Operating loss before working capital changes                     (11,021,181)
      Changes in working capital:
  Sundry debtors                                                    (54,076,817)
  Loans and advances (Refer note 3 below)                             6,431,963
  Liabilities                                                        88,391,744
  Provisions                                                            743,972
                                                                 ---------------
          Net cash generated from operating activities               30,469,681
                                                                 ---------------

  Cash flows from investing activities
    Payments to acquire fixed and other assets                      (80,166,416)
    Proceeds from sale of property, plant and equipment               1,082,206
                                                                 ---------------
          Net cash used in investing activities                     (79,084,210)
                                                                 ---------------

  Cash flows from financing activities
    Net proceeds from issue of equity shares                         13,113,772
                                                                 ---------------
          Net cash provided by financing activities                  13,113,772
                                                                 ---------------
  Net reduction in cash and cash equivalents                        (35,500,757)
  Cash and cash equivalents at the beginning of the year            440,867,008
  Cash and cash equivalents at the end of the year                  405,366,251

  ------------------------------------------------------------------------------

Notes to cash flow statement

Note 1: Previous year numbers - Refer item 15 in Schedule 15B.
Note 2: Cash & Cash Equivalents include

  ------------------------------------------------------------------------------
                                                                            Rs.
  ------------------------------------------------------------------------------
  Cash and Bank Balances                                            405,598,505
  Unrealised gain on foreign currency cash and cash equivalents        (232,254)
  ------------------------------------------------------------------------------
  Total cash and cash equivalents as restated                       405,366,251
  ------------------------------------------------------------------------------

Note 3: Loans & Advances include taxes paid (TDS) Rs. 6,284,544.


Significant Accounting Policies and Notes to Accounts - Refer Schedule 15
-------------------------------------------------------------------------

   As per our attached report of even date
   For Deloitte Haskins & Sells                   For and on behalf of the board
          Chartered Accountants

   /s/ P.B. Pardiwalla              /s/ A. Balakrishnan     /s/ Subil Phatarphekar      /s/ Jyoti Dialani

   P. B. Pardiwalla                  A. Balakrishnan       Sunil Phatarphekar             Jyoti Dialani
   Partner                           Chairman & MD              Director                Company Secretary
     Membership no:  40005

   Mumbai, India                                 Mumbai, India
   Dated: August 19, 2005                        Dated: August 19, 2005



SCHEDULE  1 : SHARE CAPITAL

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
Authorized :
24,000,000 (Previous year 20,000,000)
  Equity shares of Rs.5 each                                             120,000,000         100,000,000
                                                                     ================    ================

Issued and subscribed :
12,880,050 (Previous year 12,827,425)
  Equity shares of Rs.5 each fully paid up                                64,400,250          64,137,125

                                                                     ----------------    ----------------
                               TOTAL                                      64,400,250          64,137,125
                                                                     ================    ================

Note 1: Included in issued and subscribed capital are 2,729,850 (previous year 2,677,225) equity shares represented by 5,459,700 (Previous year 5,354,450) ADSs.

Note 2: On August 9, 2004 the authorised share capital of the Company was increased from 20,000,000 equity shares to 24,000,000 equity shares.


SCHEDULE 2: RESERVES & SURPLUS

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
Securities Premium Account:
As per last balance sheet                                              3,411,244,819       3,408,078,870
Add: Premium on exercise of stock options                                 12,850,647           3,165,949

                                                                     ----------------    ----------------
                               TOTAL                                   3,424,095,466       3,411,244,819
                                                                     ================    ================

                            REDIFF.COM INDIA LIMITED

          SCHEDULES FORMING PART OF BALANCE SHEET AS AT MARCH 31, 2005

SCHEDULE 3: FIXED ASSETS

----------------------------------------------------------------------------------------------------------------------------------
                                     Leasehold    Furniture &     Office      Computer                    Total      As at March
                                    Improvements   Fixtures      Equipment    Equipment     Vehicles                   31, 2004

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Cost as at April 1, 2004               8,525,890   16,462,068   11,257,558   257,050,981   11,947,655   305,244,152   294,572,821
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Additions                                      -      547,371      814,660    69,509,743    5,216,201    76,087,975    21,137,700
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Deductions                                     -       49,140      304,989     1,193,008    1,567,907     3,115,044    10,466,369
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Total as at March 31, 2005             8,525,890   16,960,299   11,767,229   325,367,716   15,595,949   378,217,083   305,244,152
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Depreciation upto March 31, 2005       7,070,713    8,688,880    5,339,328   257,449,450    4,778,354   283,326,725   257,172,236
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Net value as at March 31, 2005         1,455,177    8,271,419    6,427,901    67,918,266   10,817,595    94,890,358    48,071,916
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Net value as at March 31, 2004         2,874,837    9,364,446    7,060,127    20,644,217    8,128,289    48,071,916    78,664,305
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Depreciation for the year              1,419,660    1,591,258    1,173,745    22,235,694    1,504,855    27,925,213    48,767,467
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Capital Work in Progress                       -            -            -             -            -     2,763,857     1,560,000
----------------------------------------------------------------------------------------------------------------------------------


SCHEDULE 4 : Investments ( at cost, unquoted )

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
Long Term Investments

In wholly owned subsidiary companies
(fully paid-up)

Rediff Holdings, Inc, U.S.A                                            1,134,483,000       1,134,483,000
11,066,667 Equity shares
of USD 0.0001 per share
Less : Provision for dimunition in value                                 310,183,629         310,183,629
                                                                     ----------------    ----------------
                                                                         824,299,371         824,299,371
                                                                     ----------------    ----------------

Value Communications Corporation, U.S.A .                                337,339,190         337,339,190
12,000,000 equity shares of no
par value
Less : Provision for dimunition in value                                 337,339,190         321,983,654
                                                                     ----------------    ----------------
(Refer note below)                                                                 -          15,355,536
                                                                     ----------------    ----------------

                                                                     ----------------    ----------------
                               TOTAL                                     824,299,371         839,654,907
                                                                     ================    ================

Note: During the year Value Communications Corporation, U.S.A. sold its phone card business to a third party. Consequently, the Company wrote down the entire value of its investment in the Company.

SCHEDULE 5 : SUNDRY DEBTORS

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
Sundry debtors (unsecured) :

    (a) Outstanding over six months                                       59,777,292          52,716,990
    (b) Others                                                           104,509,000          50,432,183
                                                                     ----------------    ----------------
                                                                         164,286,292         103,149,173
Less : Provision                                                          59,777,292          52,716,990
                                                                     ----------------    ----------------
                               TOTAL                                     104,509,000          50,432,183
                                                                     ================    ================

Note :

(a) Considered good                                                      104,509,000          50,432,183
(b) Considered doubtful                                                   59,777,292          52,716,990
                                                                     ----------------    ----------------
                                                                         164,286,292         103,149,173
                                                                     ================    ================


SCHEDULE 6 : CASH AND BANK BALANCES

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
                                                                     ----------------    ----------------
1. Cash on hand                                                               68,899              70,761
                                                                     ----------------    ----------------

2. Bank balances :

   With Scheduled Banks :

   (i) In current accounts                                                22,197,181          29,719,832

   (ii) In deposit accounts                                              337,573,667         366,000,000
                                                                     ----------------    ----------------
                                                                         359,770,848         395,719,832
                                                                     ----------------    ----------------
   With others :

   Wells Fargo, Arizona, U.S.A.
   (Formerly Norwest Bank)
   In current account                                                        446,687             444,416
   (maximum amount outstanding at any time during the
   year Rs. 446,687, Previous year Rs. 486,420)

   Citibank, Jersey
   In deposit account                                                     45,312,071          44,631,999
   (maximum amount outstanding at any time during the
   year Rs. 45,312,071, Previous year Rs. 531,184,470)

                                                                     ----------------    ----------------
                                                                          45,758,758          45,076,415
                                                                     ----------------    ----------------

                                                                     ----------------    ----------------
                                     TOTAL                               405,598,505         440,867,008
                                                                     ================    ================


SCHEDULE 7 : LOANS AND ADVANCES (UNSECURED)

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
1. Due from  subsidiary companies                                         19,269,876          35,334,978

2. Advances recoverable in cash
    or in kind or for value to be received
    -  Interest accrued on fixed deposits                                  1,736,708           8,741,375
    -  Deposits for premises                                              23,641,163          30,119,700
    -  Others                                                             31,446,134          14,594,835

3. Tax deducted at source                                                 12,127,612           5,843,068
                                                                     ----------------    ----------------
                               TOTAL                                      88,221,493          94,633,956
                                                                     ================    ================

Notes :
1.  (a) Considered good                                                   88,221,493          94,633,956
    (b) Considered doubtful                                                        -                   -
                                                                     ----------------    ----------------
                                                                          88,221,493          94,633,956
                                                                     ================    ================

2. Due from subsidiary companies comprise of the following :
   (a) Rs. 16,449,974 (Previous year Rs. 33,851,219) due from India Abroad Publications, Inc.

   (b) Rs. 1,594,878 (Previous year Rs. 1,483,759) due from Value Communications Corp.

   (c) Rs. 78,690 (Previous year Rs. Nil ) due from Rediff Holding, Inc.

   (d) Rs. 1,146,334 (Previous year Rs. Nil ) due from Rediff.Com, Inc.


SCHEDULE 8 : CURRENT LIABILITIES

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
Sundry Creditors
- Other than small scale industrial undertakings.                        176,549,599          92,145,906

Income received in advance                                                24,416,558          17,837,608

Due to subsidiary companies                                               35,787,200          11,006,756

                                                                     ----------------    ----------------
                               TOTAL                                     236,753,357         120,990,270
                                                                     ================    ================


SCHEDULE 9 : PROVISIONS

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
For employee benefits                                                     10,514,771           9,833,359

For taxation                                                               1,808,255           1,745,695

                                                                     ----------------    ----------------
                               TOTAL                                      12,323,026          11,579,054
                                                                     ================    ================


SCHEDULE 10 : MISCELLANEOUS EXPENDITURE (to the extent not written off or adjusted)

-------------------------------------------------------------------------------------    ----------------
                                                                           As at              As at
                                                                        31.03.2005           31.03.2004
                                                                          Rupees              Rupees
-------------------------------------------------------------------------------------    ----------------
Web site development costs                                                 3,428,558           2,175,416

Accounting software                                                        1,696,745           2,375,441

Deferred costs                                                            27,308,783                   -
(Refer note below)
                                                                     ----------------    ----------------
                               TOTAL                                      32,434,086           4,550,857
                                                                     ================    ================

Note:
During the year the company has filed a registration statement with the NASDAQ on Form F-3 for raising capital. Costs relating to the filing have been deferred and will be adjusted against the share premium account (Refer item 14 in Schedule 15 A).

                            REDIFF.COM INDIA LIMITED

                                                       YEAR ENDED MARCH 31, 2005

SCHEDULE 11 : OPERATING REVENUE

-------------------------------------------------------------   --------------
                                                  2004-05           2003-04
                                                  Rupees            Rupees
-------------------------------------------------------------   --------------

1. Online Advertising

     - Advertising                               181,846,713       99,279,057

     - Website Design                              3,447,500        2,525,000
                                             ----------------   --------------
                                                 185,294,213      101,804,057
                                             ----------------   --------------

2. Fee based Services

     - Subscription & SMS based services          64,902,019       36,776,875
       (Refer note below)

     - E-Commerce services (Refer item 3          43,417,744       29,917,537
       in Schedule 15A)                      ----------------   --------------
                                                 108,319,763       66,694,412
                                             ----------------   --------------

                                             ----------------   --------------
                                                 293,613,976      168,498,469
                          TOTAL              ================   ==============


Note : During the year ended March 31, 2004 revenues from certain fees based services were presented net of certain costs incurred by the Company. The same have been presented on a gross basis for the year ended March 31, 2005.


SCHEDULE 12 : OTHER INCOME

-------------------------------------------------------------   --------------
                                                  2004-05           2003-04
                                                  Rupees            Rupees
-------------------------------------------------------------   --------------

1. Interest on fixed deposits with banks          23,015,556       15,229,519
    (Tax deducted at source Rs.4,554,638,
      Previous year Rs.3,448,514)

2. Excess provision for expenses of earlier years          -       18,770,000

3. Sundry credit balances no longer required               -       19,461,000

4. Miscellaneous Income                              393,731          101,896

                                             ----------------   --------------
                          TOTAL                   23,409,287       53,562,415
                                             ================   ==============


SCHEDULE 13 : PERSONNEL EXPENSES

-------------------------------------------------------------   --------------
                                                  2004-05           2003-04
                                                  Rupees            Rupees
-------------------------------------------------------------   --------------

Salaries and allowances                           82,637,615       72,392,488

Retainers expenses                                 5,982,124        6,712,346

Contribution to provident and other funds          4,300,203        3,891,569

Provision for gratuity                               732,364          789,428

Staff welfare                                     3,990,756        2,835,411

                                             ----------------   --------------
                          TOTAL                   97,643,062       86,621,242
                                             ================   ==============


SCHEDULE 14: OPERATING AND OTHER EXPENSES

-------------------------------------------------------------   --------------
                                                  2004-05           2003-04
                                                  Rupees            Rupees
-------------------------------------------------------------   --------------

Content costs                                      8,792,498       10,244,759

Merchandizing - direct costs                      19,487,949       11,048,835

Subscription and SMS based costs                  15,322,966        4,687,154

Bandwidth expenses                                39,074,948       28,946,241

Software & product development expenses           19,160,012       18,270,448

Advertising, business promotion and market
 research                                         21,194,640       12,413,826

Rent, Rates and Taxes                             20,808,587       18,872,438

Electricity                                        3,513,121        3,734,360

Insurance                                          1,332,053       13,658,944

Traveling & conveyance                            15,990,352        9,066,255

Telecommunication charges                          5,241,760        5,194,397

Repairs and Maintenance - fixed assets and
 others                                            6,174,596        6,207,702

Legal & Professional charges                      23,015,998       15,755,482

Domain Registration charges                        3,415,459        2,533,804

Provision for doubtful debts                       7,060,302        7,859,879

Provision for investments in subsidiaries         15,355,535       79,173,841

Amortization of website development costs          1,621,442          140,537

Amortization of accounting software                  678,696          678,696

Loss on sale of fixed assets (net)                   262,115        1,355,624

Interest on overdrawn bank balances                    1,133           43,287

Foreign exchange loss (net)                          348,139       21,233,428

Bank commission                                    2,769,899        2,183,138

Recruitment expenses                               2,255,665        2,717,658

Miscellaneous expenses                            15,209,051       11,590,857

                                             ----------------   --------------
                          TOTAL                  248,086,916      287,611,590
                                             ================   ==============

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS



A.    SIGNIFICANT ACCOUNTING POLICIES

1.    Basis of preparation of financial statements

      The accompanying financial statements have been prepared under the historical cost convention in accordance with accounting principles generally accepted in India ("Indian GAAP") and the provisions of the Companies Act, 1956.


2.    Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognized in the periods in which the results materialize or are known.


3.    Revenue recognition

      Revenues comprise of revenues from online advertising and fee based services. Online advertising includes advertisement and sponsorships and designing and managing customers' websites. Fee based services include e-commerce, subscription services and wireless short messaging services. E-commerce revenues primarily comprise of commission earned on sale of items to customers who shop online while subscription services comprise of subscriptions received for using e-mail, matchmaker and other subscriber services. Wireless short messaging services include revenues derived from mobile operators based on value added text messages received and sent by mobile subscribers over their mobile phones.

      Online advertising

      Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided, and, income earned from designing and managing customers' websites.

      Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company's website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

      The Company also earns revenues on sponsorship contracts for fees relating to the design, coordination, and integration of the customers' content, which is recognized ratably over the term of the contract.

      Website development services principally comprise services relating to the designing of graphics, layout, artwork and content of the client's website. Revenue from such services on large contracts that take relatively longer periods of time to complete are recognized upon completion of milestones specified in the contract. At each such milestone, the services are either billed or billable, and as they relate to completed work, are earned. Revenue from such services on contracts that take relatively shorter periods of time is recognized on completion of the entire contract. During fiscal 2004 and 2005, such short-term contracts constituted substantially all of these services.

      Fee based services

      E-commerce revenue primarily consists of commission from the sale of books, music, apparel, confectionery, gifts and other items to retail customers who shop at the Company's online store.

      The Company operates under a "marketplace" business model for its e-commerce activities. Under this model, customers directly place orders with vendors through the Company's website. When an order is placed, the Company informs the vendor through an intranet and also confirms whether payment has already been collected by the Company through credit card/ debit card or cheques, or whether the payment is to be made by the customer on C.O.D basis. The vendor then dispatches the products to the customers. The vendor sends a monthly summary of the transactions executed during the month for which the Company has collected payments on its behalf. The Company makes payment to the vendor after deduction of its share of margin and costs. The Company recognizes as revenues the commission earned on these transactions and shipping costs recovered from customers.

      Revenues from E-commerce services also include fees charged to vendors for creating, designing and hosting the vendors' product information on the Company's website. Such fees are amortized over the hosting contract period.

      Subscription service revenues primarily include income from various paid email service products that cater to a cross section of the Company's registered user base. The revenue for subscription based service products is recognized ratably over the period of subscription.

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS

      Subscription revenues are also derived from providing value added short messaging services such as e-mail and other related products to mobile phone users. The Company contracts with third party mobile operators for sharing revenues from these services. SMS based revenues are recognized when the service is performed.


4.    Fixed assets and depreciation

      Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:


             Furniture and Fixtures.....................          10 years
             Computer Equipment.........................      3 to 5 years
             Office equipment...........................          10 years
             Vehicles...................................           8 years
             Leasehold improvements.....................           6 years

      Individual assets costing less than Rs.5,000 are depreciated in full in the year of acquisition.


5.    Deferred Revenue Expenditure

      Costs incurred in the operations stage that provides additional functions or features to the Company's website are deferred and amortized over their estimated useful life of two years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

      Expenses incurred in connection with the Company's implementation of new accounting software is deferred and amortized over its estimated economic useful life of five years.


6.    Investments

      Investments classified as long-term investments are stated at cost. Provision is made to recognize a decline, other than temporary, in the value of such investments.

      Cost of trade investments representing equity shares comprises of purchase cost and duties related to the purchase. Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.


7.    Employee retirement benefits

      Gratuity

      The Company provides for gratuity, an unfunded defined benefit retirement plan covering all its employees, based on third-party actuarial valuations. This plan provides for a lump-sum payment to be made to vested employees at retirement or termination of employment in an amount equivalent to 15 days salary, payable for each completed year of service. These gratuity benefits vest upon an employee's completion of five years of service. The gratuity valuation is made at each year-end and the incremental liability over the previous year is provided for in the accounts.

      Provident Fund

      Employees and the Company each contribute at the rate of 12% of salaries to a provident fund maintained by the Government of India for the benefit of employees. The provident fund is a defined contribution plan. Accordingly, the Company expenses such contributions to operations as incurred.

      Leave Encashment

      Provision for leave encashment is computed on the basis of last drawn salary for the unavailed leave balance to the credit of the employees at the year-end and is charged to the Profit and Loss Account.


8.    Foreign currency transactions

      Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

      Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets from a country outside India are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets from a country outside India is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet.

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      Monetary items (other than those related to acquisition of fixed assets from a country outside India) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

      Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.


9.    Stock based compensation

      The compensation cost of stock options and awards granted to officers, employees and retainers in full time service of the Company is measured by the difference between the estimated fair value of the Company's shares on the date of grant or award and the exercise price to be paid by the option holders. The compensation cost of stock options and awards granted to associates of the Company is measured using the Black-Scholes model.

      The compensation expense is amortized uniformly over the vesting period of the options.


10.   Earnings per share

      The Company reports basic and diluted earnings per share in accordance with Accounting Standard 20 on Earnings Per Share. Basic earnings per share is computed by dividing the net profit/loss for the year by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net loss for the year by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all dilutive potential equity shares, except where the results are anti-dilutive.


11.   Income taxes

      Income taxes are accounted for in accordance with Accounting Standard - 22, Accounting for Taxes on Income. Income taxes comprise both current and deferred tax.

      Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.

      The tax effect of the timing differences that result between taxable income and accounting income and are capable of reversal in one or more subsequent periods are recorded as a deferred tax asset or deferred tax liability. Deferred tax assets and liabilities are recognized for future tax consequences attributable to timing differences. They are measured using the substantively enacted tax rates and tax regulations. The carrying amount of deferred tax assets at each balance sheet date is reduced to the extent that it is no longer reasonably

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      certain that sufficient future taxable income will be available against which the deferred tax asset can be realized.


12.   Cash Flow Statement

      Cash flows are reported using the indirect method set out in Accounting Standard 3 on Cash Flow Statements and presents the cash flows by operating, investing and financing activities of the company.

      Cash and cash equivalents presented in the Cash Flow Statement consist of cash on hand and demand deposits with banks. The company considers short term bank deposits with a remaining maturity of less than 1 year, which are redeemable without penalty on demand.


13.   Leases

      Operating Lease rentals are expensed with reference to lease terms and conditions.


14.   Securities / Share issue expenses

      Securities / Share issue expenses are written off to Securities / Share premium account.


15.   Contingent Liabilities

      Contingent liabilities as defined in Accounting Standard 29 on Provisions, Contingent liabilities and contingent assets are disclosed by way of notes to accounts. Provision is made if it becomes probable that an outflow of future economic benefits will be required for an item previously dealt with as a contingent liability.

      Contingent Assets as defined in Accounting Standard 29 are in accordance with the Standard not recognized or disclosed in the financial statements.

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


B.    NOTES TO ACCOUNTS

1.    Organization and Business

      Rediff.com India Limited ("the Company") was incorporated in India on January 9, 1996, under the Indian Companies Act, 1956. It was converted to a public limited Company on May 29, 1998. On June 14, 2000, the Company listed its ADSs on NASDAQ through an initial public offering. On June 24, 2002, the Company's ADSs ceased to be listed on the NASDAQ National market and were listed instead on the NASDAQ Small Cap market.

      The Company is one of the leading Internet destinations, or websites, focusing on India and the global Indian community. Its websites consists of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger, e-commerce, broadband wireless content and wireless short messaging services to mobile phone subscribers in India.


                                                          As at March 31,        As at March 31,
                                                                2005                  2004
                                                                Rs.                    Rs.
                                                         -------------------    ------------------

2.    Estimated amount of contracts remaining
      to be executed on capital account and
      not provided for...............................         19,635,300               212,500
                                                         -------------------    ------------------


3. The Company recognizes as revenues the net margins earned on e-commerce transactions. Hence requirements as to quantitative information are not applicable.


4.    Earnings in foreign exchange (on accrual basis):


                                                             2004-05       2003-04
                                                               Rs.            Rs.
                                                         --------------  ------------

          (i)    E-Commerce services (net)..............  5,404,364       5,653,787
         (ii)    Media services.........................  20,38,120      10,310,060
        (iii)    Interest received on deposits
                  with banks............................    671,199       2,138,576
                                                         --------------  -------------
                                                          81,13,683      18,102,423
                                                         ==============  =============

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


5.    Expenditure in foreign currency (on accrual basis) on account of:


                                                          2004-05              2003-04
                                                            Rs.                   Rs.
                                                      -----------------    ----------------

         (i)     Professional charges................     10,623,717           3,179,823
        (ii)     Other matters.......................     23,550,868          12,002,087
                                                      -----------------    ----------------
                                                          34,174,585          15,181,910
                                                      =================    ================



6.    Payment to auditors (net of service tax):


                                                                            2004-05             2003-04
                                                                              Rs.                  Rs.
                                                                         ---------------    ----------------
        (i)       Statutory audit fees..............................        400,000             300,000
                                                                         ---------------    ----------------
        (ii)      As adviser, or in any other capacity in respect of:
                  (a)   Tax audit fees...........................           100,000             100,000
                  (b)   Taxation maters..........................           350,000             300,000
                  (c)   In any other manner......................         2,515,000           1,940,000
                        (US GAAP audit, quarterly reviews,
                        certification work, etc.)                        ---------------    ----------------
                                                                          2,965,000           2,340,000
                                                                         ---------------    ----------------
        (iii)     As expenses                                                16,776              18,534
                                                                         ---------------    ----------------
                                                                           3,381,776          2,658,534
                                                                         ===============    ================


7.    Stock Option Plans

      Employee Stock Option and Associate Stock Option Plans (1999)

      On February 22, 1999, the Company approved the Employee Stock Option Plan 1999 ("1999 ESOP") and the Associate Stock Option Plan 1999 ("1999 ASOP") (collectively "Option Plans") which cover present and future employees, retainers in full time service of the Company and certain associates of the Company. The 1999 ESOP and 1999 ASOP have similar terms. Under the terms of the 1999 ESOP, a committee of the board may award stock options to eligible employees in the form of warrants. Such options vest at the rate of 25% on each successive anniversary of the grant date, until fully vested. Under the terms of the 1999 ASOP, a committee of the board may award stock options to eligible associates in the form of warrants. Such warrants vest at the rates set forth in each warrant.

                            REDIFF.COM INDIA LIMITED

      SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      Each allotted warrant carries with it the right to purchase a specified number of the Company's equity shares at the Exercise Price during the exercise period, which expires five years from the date of grant.

      The Exercise Price is determined by the awarding committee, and is intended to be at least the fair value of the company's equity shares on the date of the grant.

      Under the Option Plans, the Company has reserved 280,000 equity shares for the 1999 ESOP and 198,000 equity shares for the 1999 ASOP respectively. The Option Plans also permit the board of directors to reserve additional warrants under either plan to be issued to eligible parties on such terms and conditions as may then be decided by the board at its absolute discretion.

      The Company has during the year recognized a cost of Rs. 19,500 as compensation cost for options granted to associates.

      Activity in the warrants available to be granted under the 1999 ESOP is as follows:


                                                                      Shares available to be
                                                                         granted as options
                                                                        Years ended March 31,
    Employee Stock Option Plan 1999:                                      2005            2004
                                                                          ----            ----
    Warrants available to be granted, beginning of year........         33,725          18,250
    Options granted............................................        (30,000)         (7,500)
    Forfeited..................................................          7,750          22,975
                                                                      ---------       ---------
    Warrants available to be granted, end of year..............         11,475          33,725
                                                                      ---------       ---------


      Activity in the warrants of the 1999 ESOP for the years ended March 31, 2005 and 2004 is as follows:


                                                     Year Ended March 31, 2005     Year Ended March 31, 2004
                                                     -------------------------     -------------------------
                                                     Shares         Weighted         Shares      Weighted
                                                   arising out       Average         arising     Average
                                                   of options     Exercise price       out       Exercise
                                                                                   of options     price
                                                  -------------- --------------- --------------------------
      Outstanding at the beginning of the year...      246,275        Rs. 300       261,750     Rs. 308
      Granted....................................       30,000        Rs. 500         7,500     Rs. 474
      Forfeited..................................       (7,750)       Rs. 362       (22,975)    Rs. 444
      Lapsed                                          (176,375)       Rs. 267             -           -
                                                    -----------    ------------    ----------  -----------
      Outstanding at the end of the year.........       92,150        Rs. 281       246,275     Rs. 300
                                                    -----------    -------------   ----------  -----------


                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


Activity in the warrants available to be granted under the 1999 ASOP is as follows:


                                                                Shares available to be granted
                                                                     Years ended March 31,
                                                                     ---------------------
     Associate Stock Option Plan 1999:                                   2005           2004
                                                                         ----           ----
     Warrants available to be granted, beginning of year.....         109,650        109,650
     Options granted.........................................          (6,000)             -
                                                                   ------------    -----------
     Warrants available to be granted, end of year...........         103,650        109,650
                                                                   ------------    -----------



Activity in the warrants of the 1999 ASOP for the years ended March 31, 2005 and 2004 is as follows:


                                                    Year ended March 31, 2005    Year ended March 31, 2004
                                                   --------------------------    -------------------------
                                                      Shares       Weighted        Shares       Weighted
                                                   arising out      Average      arising out     Average
                                                    of options     exercise      of options     Exercise
                                                                     price                        price
                                                   --------------------------------------------------------

     Outstanding at the beginning of the year....        88,350     Rs. 446         88,350      Rs.  446
     Granted.....................................         6,000     Rs. 659
     Lapsed......................................       (59,350)    Rs. 610
     Outstanding at the end of the year..........        35,000     Rs. 204         88,350      Rs.  446
                                                      ----------   ----------    -----------    -----------


      2002 Stock Option Plans

      In January 2002, the Company's board of directors approved the 2002 Stock Option Plan ("2002 Plan") which provide for the grant of incentive stock options and non-statutory stock options to the Company's employees. All options under these plans are exercisable for the ADSs of the Company. Unless terminated sooner, these plans will terminate automatically in January 2012. A total of 280,000 of the Company's equity shares are currently reserved for issuance pursuant to 2002 plan.

      Under the terms of the 2002 plan, the board or a committee or a sub-committee of the board will determine and authorize the grant of options to eligible employees. Such options vest at the rates set forth in each award. Each option grant carries with it the right to purchase a specified number of the Company's ADSs at the exercise price during the exercise period, which expires ten years from the date of grant. The exercise price is determined by the board

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      (or a committee or a sub-committee of the board) and shall be no more than 110% of the fair market value and no less than 50% of the fair market value on the date of the grant.

      For the 2002 plan, the Company had, during the year ended March 31, 2003, obtained necessary approvals from regulators in India. During the year ended March 31, 2004, the Company made appropriate filings with the United States Securities and Exchange Commission prior to the first exercise date of the options granted under the 2002 plan.


Activity in the warrants available to be granted under the 2002 plans is as follows:

                                                     Shares available to
                                                     be granted as options
                                                      Years ended March 31,
                                                    ------------------------

ADR linked Employee Stock Option Plan 2002:               2005      2004
                                                          ----      ----
Warrants available to be granted, beginning of
year...........................................         12,750      59,500
Options granted................................        (10,500)   (116,000)
Forfeited......................................          4,875      69,250
                                                      ---------    ---------
Warrants available to be granted, end of year..          7,125      12,750
                                                      =========    =========


Activity in the warrants of the 2002 plan for the years ended March 31, 2005 and 2004 are as under:


                                                    Year ended March 31, 2005     Year ended March 31, 2004
                                                   ---------------------------- ----------------------------
                                                      Shares       Weighted         Shares        Weighted
                                                   arising out      average      arising out       average
                                                    of options     exercise       of options      exercise
                                                                     price                          price
                                                   ------------- -------------- --------------- -----------

     Outstanding at the beginning of the year...     235,025       Rs. 233        220,500        Rs.  109
     Granted....................................      10,500       Rs. 479        116,000        Rs.  360
     Forfeited..................................      (4,875)      Rs.  99        (69,250)       Rs.  109
     Exercised..................................     (52,625)      Rs. 241        (33,225)       Rs.  109
                                                    ----------    ---------     ----------      -----------
     Outstanding at the end of the year.........     188,025       Rs. 228        235,025        Rs.  233
                                                    ==========    =========     =========       ===========


                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      2004 Stock Option Plan

      For the 2004 plan, the Company had, during the year ended March 31, 2005, obtained necessary approvals from regulators in India. During the year ended March 31, 2005, the Company made appropriate filings with the United States Securities and Exchange Commission prior to the first exercise date of the options granted under the 2004 plan.

      Activity in the warrants available to be granted under the 2004 plans is as follows:


ADR linked Employee Stock Option Plan 2004:                         2005
                                                                  ---------
Warrants available to be granted, beginning of year......          358,000
Options granted...........................................        (284,500)
                                                                  ---------
Warrants available to be granted, end of year.............          73,500
                                                                  =========


      Activity in the warrants of the 2004 plan for the years ended March 31, 2005 is as under:

                                                     Year ended March 31, 2005
                                                   ----------------------------
                                                       Shares        Weighted
                                                    arising out       average
                                                     of options      exercise
                                                                       price
                                                   ----------------------------

     Outstanding at the beginning of the year...         -               -
     Granted....................................      284,500         Rs. 473
     Forfeited..................................         -               -
     Exercised..................................         -               -
     Outstanding at the end of the year..........     284,500         Rs. 473
                                                      =======         =======

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


8.    Balance of unutilized monies raised by issue of ADSs

The Company has maintained the balance of unutilized monies raised by issue of shares/ ADSs aggregating to Rs. 405,551,375 at March 31, 2005 as follows:

      a) In foreign currency deposit and current accounts with various banks outside India amounting to Rs.45,711,628 and

      b) In Rupee denominated deposit and current accounts with a scheduled bank in India amounting to Rs. 359,839,747

These amounts include the interest income, which was received on bank deposits and reinvested as deposits with the bank.


The Company has used these funds and will use the remainder of such funds for the purposes as stated in its prospectus filed with the United States Securities and Exchange Commission.


9.    Operating leases

      The Company leases office space, high speed telephone lines and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net loss is as follows:

                                                       2004-05      2003-04
                       Particulars                        Rs.          Rs.
      ---------------------------------------------   ----------   ---------

        Office Premises...........................    11,672,240   11,398,240
        Residential flats for accommodation of
        employees.................................     4,960,080    5,216,445
        Telecom Leased lines.....................              -   23,174,454
                                                      ----------- -----------
                                                      16,632,320   39,789,139
                                                      =========== ===========


      These lease agreements are executed for a period ranging between 3 - 60 months with a renewable clause and also provide for termination at will by either party by giving a prior notice period between 1 - 3 months except in the case of agreement for office premises which can be terminated only by the Company.

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      The minimum annual rental commitments under operating leases that have initial or remaining terms in excess of one year are as follows:


       Years ended March 31,                            Amount in Rs.
                                                     ------------------

        2006...............................              7,185,155
        2007 and thereafter................              2,588,309
                                                     ------------------
        Total payments.....................              9,773,464
                                                     ------------------


10.   Segment Reporting

      The Company operates in single business and geographical segments.


11.   Related Parties Disclosures

      I.    Names and relationships of related parties


      a.    Subsidiary Companies:
            Rediff Holdings, Inc.
            Value Communication Corporation
            Rediff.com, Inc.
            India Abroad, Inc.

      b.    Associate Companies:
            Rediffussion Holdings Private Limited
            RDY&R Private Limited

      c.    Key Management Personnel:
            Mr. Ajit Balakrishnan   Chairman and Managing Director


      Transactions with Related Parties during the year:

     -----------------------------------------------------------------------------------------------
         Name of the
        Related party                           Transactions                            Amount
     -----------------------------------------------------------------------------------------------
       Value                   Travel Expenses incurred by Rediff.com                  Rs. 94,430
       Communications          India on behalf of Valucom.
       Corporation
                               Receivable as at March 31, 2005                         Rs. 1,645,674


                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS

     ---------------------------------------------------------------------------------------------------
       Rediff Holdings,             a)  Advertisement Space sold by Rediff.com         Rs. 10,310,196
       Inc.                             India for Rediff Holdings.
                                    b)  Facility Management charges paid by
                                        Rediff.com India to Rediff Holdings.           Rs. 179,631
                                    c)  Bandwidth Charges paid by Rediff
                                        Holdings on behalf of Rediff.com India         Rs. 13,386,483
                                    d)  Editorial salaries cost charged by
                                        Rediff.com India to Rediff Holdings.           Rs. 23,024,501
                                    e)  General Travel and other reimbursements
                                        incurred by Rediff.com India on behalf
                                        of Rediff Holdings.                            Rs. 2,177,323

                               Receivable as at March 31, 2005 (including
                               receivable from India Abroad Publications, Inc.
                               and Rediff.Com, Inc.)                                   Rs. 19,708,825

                               Payable as at March 31, 2005                            Rs. 36,740,009
     ---------------------------------------------------------------------------------------------------
       RDY&R                   Advertising revenue through RDY&R Advertising
                               Agency.                                                 Rs. 2,415,566

                               Receivable as at March 31, 2005                         Rs. 10,97,325
     ---------------------------------------------------------------------------------------------------

      Note: Previous year numbers - Refer item 15 below

12.   Deferred tax

      The tax effects of significant timing differences that resulted in deferred tax liabilities and assets at March 31, 2005 and 2004 are as follows:


                                                                        As at March       As at March
                                                                         31, 2005        31, 2004 (Rs.)
                                                                           (Rs.)
                                                                       --------------    ---------------

     Deferred tax liabilities
     Amortization of website development and other costs.......               -             (84,843)
                                                                       --------------    ---------------
     Deferred tax assets (Recognized to the extent of the
     deferred tax liabilities and which qualifies for
     offsetting)................................................              -              84,843
                                                                       --------------    ---------------
     Net Deferred Tax liability                                               -                 -
                                                                       ==============    ===============


                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognized since there is no certainty that sufficient future taxable income will be available against which such deferred tax assets can be realized.

      The Company's net operating loss carry forwards aggregating approximately Rs. 1,276 million will expire between April 1, 2005 and March 31, 2013.


13.   Earnings (Loss) per Share (EPS)


                                                                         2004-05               2003-04
                                                                     -----------------    ------------------

     A.  Net loss attributable to equity shareholders (Rs.).......     (56,694,488)          (200,988,307)
                                                                     -----------------    ------------------

     B.  Weighted average number of equity shares outstanding
         during the year..........................................      12,850,424             12,799,997

     C.  Effects of dilutive potential equity share equivalents
         (Stock options) -See note below..........................         304,957                319,542
                                                                     -----------------    ------------------
     D.  Weighted average number of equity shares and potential
         equity share equivalents outstanding.....................      13,155,381             13,119,539
                                                                     -----------------    ------------------

     E.  Nominal value of Equity Shares (Rs.).....................            5.00                   5.00
                                                                     -----------------    ------------------
         Basic and diluted Earnings Per Share (Rs.) (A / B).......           (4.41)                (15.70)
                                                                     =================    ==================

Note: In calculating the earnings per share, the effect of potential equity share equivalents is ignored since the results are anti-dilutive.


14.   Contingencies

Litigation


On April 16, 2001, the Company, four of its officers and directors, and a group of investment banks that acted as underwriters (the "Underwriter defendants") in the Company's June 2000 initial public offering (the "IPO") and listing of ADSs were named as defendants in the legal action of Khanna v. Rediff.com India Ltd. et al., a class action lawsuit filed in the United States District Court for the Southern District of New York.

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      Plaintiffs in Khanna allege that the Company's registration statement filed with the SEC contained misleading statements and omissions in violation of the U.S. Securities Act of 1933, as amended ("Securities Act"), the U.S. Securities Exchange Act of 1934, as amended ("Exchange Act") and SEC Rule 10b-5. The plaintiff class in this lawsuit has been defined as all persons who purchased ADSs from the time of the IPO through April 14, 2001 and seeks unspecified damages. Subsequent to the filing of the Khanna Action, several other actions have been filed against the Company and the other defendants propounding substantially the same allegations. All the cases have been consolidated before a single judge in the United States District Court for the Southern District of New York.


      On May 11, 2001, the Company received from the Underwriter defendants a demand for indemnification of the underwriters' legal fees and liabilities. The Company's board of directors also has resolved to indemnify its officers and directors named as defendants against their legal fees and liabilities, to the extent permitted under

      Indian law. At the time of the IPO, the Company purchased Directors & Officers Liability Insurance, ("the D&O Policy"), providing coverage against federal securities law claims. The D&O Policy includes coverages for the Company's cost of defending the class action lawsuit, indemnification liabilities to its officers and directors, and indemnification liabilities to the Underwriter defendants. The coverage of the D&O Policy is denominated in Indian Rupees, but the policy proceeds are payable in United States dollars. The face amount of the D&O Policy is approximately Rs. 894,150,000. The proceeds of the D&O Policy available to satisfy any judgment against the Company, or any judgment against persons whom the Company is obligated to indemnify, will be reduced by the amount of the legal fees and associated expenses in the defense of the Company, the individual defendants and the underwriters which are paid from the D&O Policy. The coverage of the D&O Policy for the payment of legal fees, cost of defense and judgment, if any, is subject to retention of approximately Rs. 11,244,000, which must be satisfied by the Company before the D&O Policy proceeds would be available to the Company.

      During the year ended March 31, 2002, the Company recorded a recoverable from the Insurance carrier of U.S.$ 67,955 paid by the Company towards legal fees in excess of the self-insured retention for this case. The insurance carriers have informed the Company that this amount would be paid on the settlement of the cases. The D&O Policy contains various exclusions, which, if met, may result in the denial of insurance coverage. The Company has been advised by the insurance carriers who wrote the D&O Policy that they are not currently aware of any facts or circumstances that would cause any of the exclusions to apply, but that the carriers have reserved their rights to claim that the exclusions do apply if any such facts or circumstances come to their attention.

      On June 5, 2001, twenty-four companies, including the Company, who had issued securities to the public in their initial public offerings, together with the investment banks

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      who acted as underwriters in these initial public offerings, were named as defendants in the lawsuit of Shives et al v. Bank of America Securities, LLC et al., a class action lawsuit filed in the United States District Court for the Southern District of New York. Also named, as defendants in this lawsuit were four of the Company's officers and directors. The plaintiffs in Shives allege that the underwriter defendants combined and conspired to inflate the underwriting compensation they received in connection with the initial public offerings of the defendant companies, to manipulate and inflate the prices paid by plaintiffs for securities issued in the initial public offerings and to restrain and suppress competitive pricing for underwriting compensation. Plaintiffs allege claims pursuant to Section 1 of the U.S. Sherman Antitrust Act of 1890, as amended, Section 4 of the Clayton Antitrust Act of 1914, as amended, and Section 10(b) of the Securities Exchange Act of 1934 (and Rule 10(b)-5 promulgated there under) against the underwriter defendants. The plaintiffs further allege that the issuer defendants, including the Company and certain of its officers and directors, made material misstatements and omissions in violation of the Securities Act of 1933 and Securities Exchange Act of 1934 and Rule 10(b)-5 promulgated there under, by concealing or failing to disclose the compensation earned by the underwriter defendants in the initial public offerings. As against the Company and its officers and directors, the Compliant defines a "Rediff.com Sub-class" consisting of all persons who purchased common stock of Rediff.com India Limited from the time of the IPO through April 4, 2001 and seeks unspecified damages. This case has been consolidated with several hundred other similar cases filed against other issuers who had IPOs in 2000 and 2001.

      On November 24, 2003, plaintiffs' counsel in the Shives and Khanna cases filed a single Consolidated Amended Securities Class Action Complaint ("Consolidated Complaint") which incorporates the material allegations from the Shives and Khanna cases. On January 30, 2004, the Company and its officers and directors filed a motion to dismiss the Consolidated Complaint. The Underwriter Defendants filed a separate motion to dismiss. The motions are currently being briefed by the parties.

      The Company believes that the allegations in the Khanna Action and its related cases, and in the Shives Action are without merit and intends to defend the lawsuits vigorously. The Company is not able at this point to predict the course or the outcome of the litigation. In the event the class action law suits result in substantial judgments against the Company and the Company's Directors and Officers Liability insurance coverage proves inadequate, the said judgments could have a severe material effect on the Company's financial position and its results of operations.


b) Indian Music Industry ("IMI"), an association claiming to represent 50 Indian companies, which purportedly own copyrights to sound recordings, filed a complaint with the Mumbai Police Department in February, 2000, alleging that the Company was aiding and abetting violations of the Indian Copyright Act of 1957, as amended, because the Company, through its website, provided links to websites containing downloadable music files copyrighted by IMI members. In July 2001, the Mumbai Metropolitan Magistrate issued bailable warrants

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


      concerning the complaint against three of the Company's directors. The warrants as against two of the Company's directors were promptly cancelled and the warrant against one director was stayed. The Company is continuing to investigate the underlying facts of the complaint. The directors have presently been exempted from personal appearance. The directors are filing an application for discharge of the complaint before the Magistrate.

c) Action for Injunction and Damages: Proceedings have been commenced by Times Internet Limited against one of our managers and us seeking a permanent injunction restraining the said manager, a former employee of Times Internet Limited and currently one of our senior managers, from disclosing confidential information, trade secrets copyrighted information and to restrain him from acting in breach of his employment contract with Times Internet Limited dated February 12, 2000. Times Internet Limited claims that the manager's employment with us is in breach of his employment contract. Times Internet Limited also claims damages in the sum of Rs. 10 million. Since the commencement of these proceedings, Times Internet Limited has not made any application for interim relief and no orders have been issued by the Court that adversely affect either our manager or us. Although we believe that we have valid defenses against the claims of Times Internet Limited, if we are unsuccessful in our defenses against such claims and Times Internet Limited proves that it has suffered damages, the Company could be required to terminate the employment of the manager and pay monetary damages.

      Other contingencies

      The Income Tax authorities in India have returned disallowances of certain expenses claimed by the Company for certain years and have also levied penalties on some of those disallowances. The amounts of the penalties are not quantifiable at present and the Company has lodged appropriate appeal proceedings with the relevant income tax authorities. The Company expects to prevail in the appellate proceedings.

      The Company is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations or the financial position of the Company.

                            REDIFF.COM INDIA LIMITED

       SCHEDULE 15: SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS


15.   Comparatives

      Comparative financial information (i.e., the amounts and disclosures for the preceding year) presented above, is included as an integral part of the current year's financial statements, and is to be read in relation to the amounts and disclosures relating to the current year. This being the first year during which Accounting Standard 3 on Cash Flow Statements and Accounting Standard 18 on Related Party Disclosures are applicable to the Company, corresponding figures of the previous year have not been furnished in accordance with the exemptions available in the respective standards. Figures of the previous year are regrouped and reclassified wherever necessary to correspond to figures of the current year.

      As per our attached report of even date
      For Deloitte Haskins & Sells               For and on behalf of the board
         Chartered Accountants


      P. B. Pardiwalla    Ajit Balakrishnan   Sunil Phatarphekar   Jyoti Dialani
      Partner             Chairman & MD       Director             Company
      Membership no:  40005                                        Secretary

      Mumbai, India                           Mumbai, India
      Dated: August 19, 2005                  Dated: August 19, 2005

                            REDIFF.COM INDIA LIMITED

ADDITIONAL INFORMATION AS REQUIRED UNDER PART IV OF SCHEDULE VI.

Balance Sheet Abstract and Company's General Business Profile

(I)      Registration Details

                    -------------------------                 ------------------
Registration No.     96077                        State Code   11
                    -------------------------                 ------------------


                    -------------------
Balance Sheet Date   31/03/2005
(dd/mm/yy)          -------------------


(II)     Capital raised during the year (Amount in Rs. Thousands)

           Public Issue                          Rights Issue
-----------------------------------   -----------------------------------
               Nil                                    Nil
-----------------------------------   -----------------------------------

           Bonus Issue                         Private Placement
-----------------------------------   -----------------------------------
               Nil                                    Nil
-----------------------------------   -----------------------------------


(III)    Position of Mobilization and Deployment of Funds (Amount in Rs.
         Thousands)

         Total Liabilities                        Total Assets
-----------------------------------   -----------------------------------
            3,737,634                              3,737,634
-----------------------------------   -----------------------------------

Sources of Funds

        Paid - up Capital                      Reserves & Surplus
-----------------------------------   -----------------------------------
             64,400                                 3,424,095
-----------------------------------   -----------------------------------

          Secured Loans                         Unsecured Loans
-----------------------------------   -----------------------------------
               Nil                                    Nil
-----------------------------------   -----------------------------------

Application of Funds

        Net Fixed Assets                          Investments
-----------------------------------   -----------------------------------
             97,654                                 824,299
-----------------------------------   -----------------------------------

       Net Current Assets                      Misc. Expenditure
-----------------------------------   -----------------------------------
            349,253                                  32,434
-----------------------------------   -----------------------------------

       Accumulated Losses
-----------------------------------
           2,184,917
-----------------------------------

(IV) Performance of Company (Amount in Rs. Thousands) for the year ended March 31, 2005.

                 Turnover                        Total Expenditure
   ------------------------------------   --------------------------------
                 317,023                              373,655
   ------------------------------------   --------------------------------

            Profit/Loss Before Tax                       Profit/Loss After Tax
                   |-------------------|                 |---------------------|
  +           -    |      56,632       | +            -  |          56,694     |
|------------------|-------------------|-----------------|---------------------|
|            [X]   |                   |             [X] |
|------------------|                   |-----------------|

        Earnings (Loss) per share                   Dividend @ %
   ------------------------------------   --------------------------------
                Rs (4.41)                               Nil
   ------------------------------------   --------------------------------


(V) Generic Names of Three Principal Products / Services of Company (as per monetary terms)

                                   -----------------------------------------
         Item Code No. ( ITC )      N/A
                                   -----------------------------------------
         Product Description        Online Advertising & Fee based services
                                   -----------------------------------------


For and on behalf of the board


Ajit Balakrishnan                   Sunil Phatarphekar         Jyoti Dialani
Chairman & Managing Director        Director                   Company Secretary

Mumbai, India
Dated: August 19, 2005

                                                             Rediff Holdings Inc


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan
Mr. Sridar Iyengar
Mr. Sunil Phatarphekar

SECRETARY

Mr. Joy Basu


AUDITORS

Patkar & Pendse
India


                                Directors' Report

The Directors present Rediff Holdings Inc audited financial statements of the year ended 31st March 2005.


PRINCIPAL ACTIVITIES

Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in the USA, and does not generate any revenue.


REVIEW OF BUSINESS

Gross Loss (before depreciation, amortisation, impairment write down and taxes) is US $ 765,238/-. After giving effect to other adjustments, the net loss of US $ 814,393/- was carried to Balance Sheet.


DIVIDENDS

In view of the losses incurred by the Company, your Directors do not recommend any dividend.


DIRECTORS

Mr. Ajit Balakrishnan is a director of the Company. During the year Mr. Sridar Iyengar was appointed as a director of the Company. Mr. Sunil Phatarphekar was appointed as a director of the Company in May, 2005.

                                                             Rediff Holdings Inc


STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Companies Act, 1956 requires the Directors to prepare financial statements for each financial year, which give a true and fair view of the state of affairs of the Company as at the end of the financial year/period and of the profit or loss of the Company for that period.

In preparing those financial statements, the Directors are required to:

    - Select suitable accounting policies, from time to time, and then apply them consistently;

    -    Make judgments and estimates that are reasonable and prudent;

    -    State whether applicable  accounting standards  have been followed; and

    -    Prepare the financial statements on the going concern basis.

The Directors are responsible for keeping proper accounting records, which disclose the financial position of the Company, with reasonable accuracy at any time, and to enable them to ensure that the financial statements comply with the Companies Act, 1956. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ACKNOWLEDGEMENT

The Directors place on record their appreciation for dedication with which the employees at all levels performed their duties and for close co-operation received from them during the year under report.


For and on behalf of the Board of Directors



Director

Date: August 19, 2005

                             REPORT OF THE AUDITORS
                             ----------------------

The Board of Directors,
Rediff Holdings Inc.

We have audited the attached Balance Sheet of REDIFF HOLDINGS INC., a Company incorporated as a Delaware Corporation in February, 2001 in the United States, as at March 31, 2005 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2005;

                                      and

     ii. in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants



                                                                     B.M. Pendse
                                                                        Partner.
                                                                     M.No. 32625
Place : Mumbai
Date  : 16th August, 2005

                               Rediff Holdings Inc

                       Balance Sheet as at March 31, 2005

-------------------------------------------------------------------------------------
                                             Schedule      As at            As at
                                                No.      31.03.2005       31.03.2004
                                                            US $             US $
-------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :

Share Capital                                     1            1,107           1,107

Reserves & surplus
Securities premium                                        23,998,893      23,998,893

                                                        -------------   -------------
                                    TOTAL                 24,000,000      24,000,000
                                                        =============   =============

II. APPLICATION OF FUNDS

Fixed assets :                                    2

Gross Block                                                   35,029          35,029
Less : Depreciation                                           23,351          11,676
                                                        -------------   -------------
Net Block                                                     11,678          23,353

Investments                                       3       15,622,212      15,622,212

Current assets, loans and advances :
Current assets :
Cash and bank balances                            4         280,058           9,803
Loans and advances                                5        4,568,979       5,424,630
                                                        -------------   -------------
                                                           4,849,037       5,434,433
Less : Current liabilities and provisions :
Liabilities                                       6          298,964          81,642
                                                        -------------   -------------
Net current assets                                         4,550,073       5,352,791

Profit and loss account                                    3,816,037       3,001,644

                                                        -------------   -------------
                                    TOTAL                  24,000,000      24,000,000
                                                        =============   =============

Accounting policies and notes to
balance sheet and profit and loss account         9

As per our attached report of even date
Patkar & Pendse                                         For and on behalf of the board
Chartered Accountants


B.M.Pendse                                              A.Balakrishnan
Partner                                                 Director
M. No. 32625


Mumbai, India                                           Mumbai, India
Dated: 16 Aug 2005                                      Dated: 16 Aug 2005


                               Rediff Holdings Inc

            Profit & Loss Account for the year ended March 31, 2005

---------------------------------------------------------------------------------------
                                                Schedule                     Previous
                                                   No.                         year
                                                            31.03.2005      31.03.2004

                                                                US $            US $
---------------------------------------------------------------------------------------
INCOME

Operating revenues                                                   -               -

                                                           ------------    ------------
                                                                     -               -
                                                           ------------    ------------

EXPENDITURE

Personnel expenses                                  7          193,804         366,556

Operating and other expenses                        8          571,434         526,741

Depreciation                                                    11,676          11,676

                                                           ------------    ------------
                                                               776,914         904,973
                                                           ------------    ------------

Loss for the year before tax                                   776,914         904,973
Provision for tax / Taxes paid                                  37,479               -
                                                           ------------    ------------
Loss after tax                                                 814,393         904,973

Deficit brought forward from previous year                   3,001,644       2,096,671

---------------------------------------------------------------------------------------
Balance carried to balance sheet                             3,816,037       3,001,644
---------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (US$)                       (0.07)          (0.08)

Accounting policies and notes to
balance sheet and profit and loss account           9

As per our attached report of even date
Patkar & Pendse                                          For and on behalf of the board
Chartered Accountants


B.M.Pendse                                               A.Balakrishnan
Partner                                                  Director
M.No. 32625

Mumbai, India                                            Mumbai, India
Dated: 16 Aug 2005                                       Dated: 16 Aug 2005


                              Rediff Holdings Inc.

 Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
 ------------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------


--------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2005         31.03.2004

                                                   US $               US $
--------------------------------------------------------------------------------

SCHEDULE  1 : CAPITAL

Authorized
:
11,333,000 equity shares @ $0.0001                    1,134               1,134
                                            ================    ================

Issued and subscribed :
11,066,667 (P.Y. 10,666,667) equity shares            1,107               1,107
@ $ 0.0001 par value
                                            ----------------    ----------------
                                TOTAL                 1,107               1,107
                                            ================    ================

                               Rediff Holdings Inc

 Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
 ------------------------------------------------------------------------------
                       for the year ended 31st March, 2005
                       -----------------------------------


SCHEDULE 2 : FIXED ASSETS

                                                                                   (US$)
-------------------------------------------------------------------------------------------

                                          Software     Computer     Total       As at March
                                                       Equipment                 31, 2004
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Cost as at April 1, 2004                   27,907        7,122      35,029         35,029
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Additions                                       -            -           -
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Deductions                                      -            -           -              -
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Total as at March 31, 2005                 27,907        7,122      35,029         35,029
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Depreciation upto March 31, 2005           23,351            -      23,351         11,676
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Net value as at March 31, 2005              4,556        7,122      11,678              -
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Net value as at March 31, 2004             14,246            -           -              -
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Depreciation for the year                  11,676            -           -              -
-------------------------------------------------------------------------------------------

                               Rediff Holdings Inc

 Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
 ------------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------


--------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2005         31.03.2004

                                                   US $               US $
--------------------------------------------------------------------------------

SCHEDULE 3 : Investments (unquoted at cost)

Long Term Investments

In wholly owned subsidiary companies
(fully paid-up)

India Abroad Inc                                 14,751,366          14,751,366
3,198,080 (Previous year 3,198,080) equity
shares of US$ 0.01per share

Rediff.com Inc.                                     870,846             870,846
5,000 (Previous year 5,000) equity shares of US$ 0.001per share

                                            ----------------    ----------------
                                TOTAL            15,622,212          15,622,212
                                            ================    ================

SCHEDULE 4 : CASH AND BANK BALANCES

Bank balances :

  In current accounts

  Wells Fargo, U.S.A. (Formerly
  Norwest Bank)                                       9,619                9,803

   Citibank, New York, U.S.A                        270,439                    -

                                            ----------------    ----------------
                                TOTAL               280,058                9,803
                                            ================    ================

SCHEDULE 5 : LOANS AND ADVANCES
             (Unsecured considered good)

Dues from subsidiary companies                    4,544,661           5,079,432

Advances recoverable in cash or in kind
or for value to be received                           8,065             221,155

Other loans and advances                                  -             123,043

Deposit with TD Waterhouse (Broker)                   1,000               1,000

Tax Deducted at Source and Advance Tax               15,253                   -

                                            ----------------    ----------------
                                TOTAL             4,568,979           5,424,630
                                            ================    ================

                               Rediff Holdings Inc

 Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
 ------------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------


--------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2005         31.03.2004

                                                   US $               US $
--------------------------------------------------------------------------------

SCHEDULE 6 : LIABILITIES

Sundry Creditors
- Other than small scale industrial
  undertakings.                                     146,946              32,308

- Other liabilities                                 142,018              46,200

   Citibank, New York, U.S.A                              -               3,134

Provison for tax                                     10,000                   -

                                            ----------------    ----------------
                                TOTAL               298,964              81,642
                                            ================    ================

                               Rediff Holdings Inc

 Schedules 1 to 9 forming part of the Balance Sheet and Profit and Loss Account
 ------------------------------------------------------------------------------
                       for the year ended 31st March, 2005
                       -----------------------------------


--------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2005         31.03.2004

                                                   US $               US $
--------------------------------------------------------------------------------

SCHEDULE 7 : PERSONNEL EXPENSES

Salaries and allowances                             157,200             360,308

Medical Insurance                                    13,872               5,738

Payroll Taxes                                        22,732                   -

Staff welfare                                             -                 510

                                            ----------------    ----------------
                                TOTAL               193,804             366,556
                                            ================    ================


SCHEDULE 8 : OPERATING AND OTHER EXPENSES

 Sofware usage charges                                    -               2,070
 Dataline-Internet expenses                          12,206              14,950
 Travelling expenses                                 41,713              68,493
 Legal fees                                          20,978              79,781
 Professional charges                                76,821             109,200
 Telephone expenses                                   3,025              10,555
 Insurance charges                                  371,879             233,387
 Office expenses                                      4,621               3,755
 Rates & Taxes                                            -               4,363
 GH Expenses                                         23,917                   -
 Payroll Processing Charges                           2,305                   -
 Postage                                              1,285                   -
 Directors Fee                                       12,500                   -
 Bank Charges                                           184                   -
 Miscellaneous expenses                                   -                 187

                                            ----------------    ----------------
                                TOTAL               571,434             526,741
                                            ================    ================

                              REDIFF HOLDINGS, INC

SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.   ACCOUNTING POLICIES

     1.  Basis of preparation of financial statements

         The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

     2.  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.  Revenue recognition

         Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in US, and does not generate any revenue.

     4.  Fixed assets and depreciation

         Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

                    Computer equipment and software......3 years
                    Office equipment.................... 5 years

     5.  Investments

         Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

     6.  Employee retirement benefits

         The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

                                                                   (Contd.....2)

                              REDIFF HOLDINGS, INC

                                       (2)

         Leave Encashment

         The company's policies do not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

     7.  Foreign currency transactions

         Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

         Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

         Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

         Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

     8.  Leases

         Operating Lease rentals are expensed with reference to lease terms and conditions.

     9.  Contingent Liabilities

         These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

     10. Deferred Income Taxes

         As of March 31, 2005 and 2004, the components of the Company's net deferred tax assets are as follows:

         As of March 31,2005, the Company has net operating loss carry forwards of approx $ 7,622,000 for federal income tax N.A. purposes, which expire in the years 2020 to 2025. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.

                                                                   (Contd.....3)

                              REDIFF HOLDINGS, INC

                                      (3)

B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

     1.  Organization and Business

         Rediff Holdings Inc ("the Company") was incorporated as a Delaware Corporation in February 2001 by Rediff.Com India Limited to act as the holding company for some of the Parent's investments in United States.

     2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     3.  Litigation

         There are no pending litigations against the company.

     4.  Other contingencies

         In connection with the Company's acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US$1.2 million. The Company disputes this assertion and has offered the claimant approximately US$50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

     5. The prior year financial statements have been audited by another Chartered Accountants and the same have been incorporated in the financial statements for the year.

     6.  Balance Sheet Abstract and Company's General Business Profile

     (I) Registration Details

                                     -----------                -----------
         Registration No.-TAX ID No      N.A.      State Code       N.A.
                                     -----------                -----------


         Balance Sheet Date          -------------
         (dd/mm/yy)                    31/03/2005
                                     -------------


     (II) Capital raised during the year (Amount in Rs. Thousands)

             Public Issue                Rights Issue
          ------------------------    ------------------------
                    Nil                         Nil
          ------------------------    ------------------------

             Bonus Issue                 Private Placement
          ------------------------    ------------------------
                    Nil                         Nil
          ------------------------    ------------------------

                                                                   (Contd.....4)

                              REDIFF HOLDINGS, INC

                                       (4)


     (III) Position of Mobilisation and Deployment of Funds (Amount in US$)


             Total Liabilities  $           Total Assets $
           ------------------------    ------------------------
                  24,000,000                 24,000,000
           ------------------------    ------------------------


            Sources of Funds

              Paid-up Capital  $         Reserves & Surplus
           ------------------------    ------------------------
                   1,107                     23,998,893
           ------------------------    ------------------------

                Secured Loans              Unsecured Loans
           ------------------------    ------------------------
                     Nil                         Nil
           ------------------------    ------------------------


           Application of Funds


             Net Fixed Assets  $            Investments $
           ------------------------    ------------------------
                   11,678                    15,622,212
           ------------------------    ------------------------

             Net Current Assets  $        Misc. Expenditure
           ------------------------    ------------------------
                  4,550,073                        -
           ------------------------    ------------------------

             Accumulated Losses $
           ------------------------
                  3,816,037
           ------------------------


     (IV) Performance of Company (Amount in US$) for the year ended March 31, 2005.


               Turnover  $                      Total Expenditure $
   ------------------------------------   --------------------------------
                  Nil                                  776,914
   ------------------------------------   --------------------------------

            Profit/Loss Before Tax                  Profit/Loss After Tax
                   |-------------------|                 |---------------------|
  +           -    |    (776,914)      | +            -  |       (814,393)     |
|------------------|-------------------|-----------------|---------------------|
|            [X]   |                   |             [X] |
|------------------|                   |-----------------|

(Please tick appropriate box + for Profit - for Loss)


        Earnings (Loss) per share                   Dividend @ %
   ------------------------------------   --------------------------------
                Rs (0.07)                               Nil
   ------------------------------------   --------------------------------

                                                                   (Contd.....5)

                              REDIFF HOLDINGS, INC

                                       (5)


     (V) Generic Names of Three Principal Products/Services of Company (as per monetary terms)

                                    --------------------------
          Item Code No. ( ITC )        N/A
                                    --------------------------
          Product Description
                                    --------------------------


     7. Previous years figures have been regrouped and reclassified wherever necessary to conform to current years classifications.

                                                 For and on behalf of the board


                                                              Ajit Balakrishnan
                                                                       Director

Mumbai, India
Dated: 16th August, 2005

                                                 India Abroad Publications Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

Patkar & Pendse
India


                               Directors' Report

The Directors present India Abroad Publications Inc.'s audited financial statements of the year ended 31st March 2005.


PRINCIPAL ACTIVITIES

India Abroad Publications Inc., a weekly newspaper-publishing unit is a subsidiary of Rediff Holdings Inc., (`Rediff Holdings') which in turn is a wholly owned subsidiary of Rediff.com India Limited. (`Rediff.com').

India Abroad primarily includes advertising and sponsorship revenues and consumer subscription revenues earned from the publication of weekly newspaper distributed primarily in the USA & Canada. India Abroad was taken over by Rediff Holdings on April 28, 2001 by acquiring more than 95% of the outstanding voting shares of India Abroad Publications, Inc. Together with this acquisition of India Abroad Publications, Rediff.com also acquired two wholly-owned subsidiaries of India Abroad Publications - India in New York, Inc. and India Abroad Publications (Canada), Inc.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year, the Company earned gross revenue of US $ 4,563,276/-.Gross Profit (before depreciation, amortisation, impairment write down and taxes) is US $ 114,855 /-. After giving effect to other adjustments, the net profit of US $ 54,423/- was carried to Balance Sheet.


DIVIDENDS

In view of the losses incurred by the Company, your Directors do not recommend any dividend.

                                                 India Abroad Publications Inc.



DIRECTOR

Mr. Ajit Balakrishnan is a director of the Company.


STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Companies Act, 1956 requires the Directors to prepare financial statements for each financial year, which give a true and fair view of the state of affairs of the Company as at the end of the financial year/period and of the profit or loss of the Company for that period.

In preparing those financial statements, the Directors are required to:

   - Select suitable accounting policies, from time to time, and then apply them consistently;
   -  Make judgments and estimates that are reasonable and prudent;
   -  State whether applicable accounting standards have been followed; and
   -  Prepare the financial statements on the going concern basis.

The Directors are responsible for keeping proper accounting records, which disclose the financial position of the Company, with reasonable accuracy at any time, and to enable them to ensure that the financial statements comply with the Companies Act, 1956. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ACKNOWLEDGEMENT

The Directors place on record their appreciation for dedication with which the employees at all levels performed their duties and for close co-operation received from them during the year under report.


For and on behalf of the Board of Directors



Director

Date: August 19, 2005

                            REPORT OF THE AUDITORS
                            ----------------------


The Board of Directors,
India Abroad Publications Inc.


We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS INC., a wholly owned subsidiary of Rediff Holdings Inc. and incorporated in the United States, as at March 31, 2005 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :
(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 13 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2005;

                                      and

     ii. in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

                                                            For Patkar & Pendse
                                                          Chartered Accountants


                                                                    B.M. Pendse
                                                                       Partner.
                                                                    M.No. 32625
Place : Mumbai
Date : 16th August, 2005


                                      India Abroad Publications, Inc

                                    Balance Sheet as at March 31, 2005

-----------------------------------------------------------------------------------------------------------
                                                         Schedule          As at                As at
                                                           No.          31.03.2005            31.03.2004
                                                                           US $                  US $
-----------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds:

Share capital                                               1                 41,981                41,981

Reserves & Surplus
Securities premium                                                           212,446               212,446
                                                                   ------------------    ------------------
                                                  TOTAL                      254,427               254,427
                                                                   ==================    ==================

II. APPLICATION OF FUNDS

Fixed assets:                                               2
Gross Block                                                                  708,705               693,893
Less: Depreciation                                                           390,593               330,535
                                                                   ------------------    ------------------
Net Block                                                                    318,112               363,358

Investments                                                 3                129,793               129,793

Current assets, loans and advances:
Sundry debtors                                              4                468,117               610,552
Cash and bank balances                                      5                308,554             1,245,318
Loans and advances                                          6              1,083,860               851,688
                                                                   ------------------    ------------------
                                                                           1,860,531             2,707,558
                                                                   ------------------    ------------------

Less: Current liabilities and provisions:
Liabilities                                                 7              3,445,564             4,392,260

                                                                   ------------------    ------------------
Net current assets                                                        (1,585,033)           (1,684,702)
                                                                   ------------------    ------------------

Miscellaneous expenditure (to the                           8                 47,962                47,962
extent not written off or adjusted)

Profit and loss account                                                    1,343,593             1,398,016
                                                                   ------------------    ------------------
                                                  TOTAL                      254,427               254,427
                                                                   ==================    ==================

Accounting policies and notes to
balance sheet and profit and loss account                  13

As per our attached report of even date
For Patkar & Pendse                                                For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                         A.Balakrishnan
Partner                                                            Director
M.No. 32625

Mumbai, India                                                      Mumbai, India
Dated: 16 Aug 2005                                                 Dated: 16 Aug 2005



                                        India Abroad Publications, Inc

                            Profit & Loss Account for the year ended March 31, 2005

-------------------------------------------------------------------------------------------------------------
                                                             Schedule                          Previous
                                                                No.                              year
                                                                          31.03.2005          31.03.2004

                                                                             US $                US $
-------------------------------------------------------------------------------------------------------------

INCOME

Operating revenues                                               9            4,563,276           5,226,350

Other income                                                    10                4,529               8,037

                                                                       -----------------     ----------------
                                                                              4,567,805            5,234,387
                                                                       -----------------     ----------------

EXPENDITURE

Personnel expenses                                              11            1,380,756            1,535,912

Operating and other expenses                                    12            3,072,194            2,982,547

Depreciation                                                                     60,059               82,948
                                                                       -----------------     ----------------
                                                                              4,513,009            4,601,407
                                                                       -----------------     ----------------

Profit / (Loss) for the year before tax                                          54,796              632,980

Provision for tax                                                                   373                    -

                                                                       -----------------     ----------------
Profit / (Loss) after tax                                                        54,423              632,980

Surplus / (Deficit) b/f. from previous year                                  (1,398,016)          (2,030,996)


-------------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                             (1,343,593)          (1,398,016)
-------------------------------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (US$)                                        0.02                 0.20

Accounting policies and notes to
balance sheet and profit and loss account                       13

As per our attached report of
even date
For Patkar & Pendse                                                     For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                              A.Balakrishnan
Partner                                                                 Director
M.No. 32625

Mumbai, India                                                           Mumbai, India
Dated: 16 Aug 2005                                                      Dated: 16 Aug 2005




                                        India Abroad Publications, Inc

                 Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2005

-------------------------------------------------------------------------------------------------------------
                                                                   As at                        As at
                                                                31.03.2005                    31.03.2004

                                                                    US $                         US $
-------------------------------------------------------------------------------------------------------------

SCHEDULE  1 : SHARE CAPITAL

Authorized :
6,000,000 shares of US$ 0.01                                            60,000                       60,000
                                                              ==================             ================

Issued and subscribed :
Capital
3198080 equity shares @ $ 0.01 par value                                31,981                       31,981

Preferred Stock
100 - Class A @ $ 100 par value                                         10,000                       10,000


                                                             ------------------              ----------------
                                TOTAL                                   41,981                       41,981
                                                             ==================              ================



                                           India Abroad Publications, Inc

                    Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2005


SCHEDULE 2 : FIXED ASSETS
-------------------------------------------------------------------------------------------------------------------------------
|                                |            GROSS BLOCK           |     Accumulated Depreciation      |       Net Block      |
|                                |----------------------------------|-----------------------------------|----------------------|
|                                |31.03.2004 |          |31.03.2005 |31.03.2004|   Current  | 31.03.2005|   As on   |  As on   |
|               Description      |  Balance  |Addtitions|  Balance  | Balance  |Depreciation|  Balance  | 31.0.2005 |31.03.2004|
|--------------------------------|===========|==========|===========|==========|============|===========|===========|==========|
|                                |           |          |           |          |            |           |           |          |
|                                |           |          |           |          |            |           |           |          |
| Premises (held for sale) (*)   |   152,764 |      -   |   152,764 |        - |     2,756  |    2,756  |  150,008  |  152,764 |
| Total N.Y.                     |    32,186 |      -   |    32,186 |   16,154 |     3,517  |   19,671  |   12,515  |   16,032 |
| Total Machinery & Equipmet     |   107,883 |  9,380   |   117,263 |   81,190 |     1,426  |   82,616  |   34,647  |   26,693 |
| Total-Computer Software        |   186,636 |      -   |   186,636 |  156,284 |    20,813  |  177,097  |    9,539  |   30,352 |
| Total Auto                     |    10,874 |      -   |    10,874 |   10,874 |         -  |   10,874  |        -  |        - |
| Total Leasehold IMP            |     2,033 |      -   |     2,033 |    2,033 |         -  |    2,033  |        -  |        - |
| Total Office Improvement       |   123,570 |  5,432   |   129,002 |   43,823 |    17,974  |   61,797  |   67,205  |   79,747 |
| Total Telephone system         |    52,705 |      -   |    52,705 |   18,661 |     7,513  |   26,174  |   26,531  |   34,044 |
| Work in Progress - Sun System  |    25,242 |      -   |    25,242 |    1,515 |     6,060  |    7,575  |   17,667  |   23,727 |
|                                |           |          |           |          |            |           |           |          |
|                                |-----------|----------|-----------|----------|------------|-----------|-----------|----------|
|                         Total  |   693,893 | 14,812   |   708,705 |  330,535 |    60,059  |  390,593  |  318,112  |  363,358 |
---------------------------------==============================================================================================

NOTE :
(*) Premises (held for sale ) includes office premises in New Delhi owned by the erstwhile owner of the Company pending transfer due to certain legal formalities



                                        India Abroad Publications, Inc

                 Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2005

-------------------------------------------------------------------------------------------------------------
                                                                     As at                        As at
                                                                  31.03.2005                    31.03.2004

                                                                      US $                         US $
-------------------------------------------------------------------------------------------------------------

SCHEDULE 3 : Investments (unquoted at cost)

Long Term Investments

In wholly owned subsidiary companies
(fully paid-up)

India Abroad Publications (Canada) Inc.                                  104,793                     104,793
162974 Common shares of  (Previous year 162974 shares)

India in New York Inc.                                                    25,000                      25,000
100 fully paid non-assessable shares (Previous year 100 shares)

                                                               ------------------           -----------------
                                TOTAL                                    129,793                     129,793
                                                               ==================           =================

SCHEDULE 4 : SUNDRY DEBTORS

Sundry debtors (unsecured) :

Outstanding over six months                                               29,500                       7,500
Others                                                                   468,117                     610,552
                                                               ------------------           -----------------
                                                                         497,617                     618,052
Less : Provision                                                          29,500                       7,500
                                                               ------------------           -----------------
                                                                         468,117                     610,552
                                                               ==================           =================

Note :

Considered good                                                          468,117                     610,552
Considered doubtful provided for                                          29,500                       7,500
                                                               ------------------           -----------------
                                TOTAL                                    497,617                     618,052
                                                               ==================           =================


SCHEDULE 5 : CASH AND BANK BALANCES

Cash on hand                                                               3,232                       4,653

Bank balances :
On Current Account with :
 Bank of Baroda                                                            9,190                      10,472
 Lloyd Bank                                                                5,251                       5,081
 Citibank Saving Account                                                  29,967                           -
 Citibank-India Investments                                                2,238                       3,878
 Cash-CIBC US $ Acct.                                                      3,478                       4,325
 Cash-EAB # 2                                                            203,001                   1,065,283
 CIBC-Sterling Pound Account                                               1,119                         852
 Cash-State Bank of LI # 2                                                51,078                     150,773
                                                               ------------------            -----------------
                                TOTAL                                    308,554                   1,245,318
                                                               ==================            =================


                                        India Abroad Publications, Inc

                 Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2005

-------------------------------------------------------------------------------------------------------------
                                                                   As at                           As at
                                                                31.03.2005                       31.03.2004

                                                                    US $                            US $
-------------------------------------------------------------------------------------------------------------

SCHEDULE 6 : LOANS AND ADVANCES
                           (Unsecured considered good)

Dues from parent / group companies                                     735,113                       547,465

Advances recoverable in cash
or in kind or for value to be received                                 348,747                       304,223

                                                             ------------------             -----------------
                                TOTAL                                1,083,860                       851,688
                                                             ==================             =================


SCHEDULE 7 : CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.                      453,865                       405,054

Due to subsidiary / parent companies                                 2,552,107                     3,690,300

Advance from customers                                                 439,592                       296,906

                                                             ------------------             -----------------
                                TOTAL                                3,445,564                     4,392,260
                                                             ==================             =================


SCHEDULE 8 : MISCELLANEOUS EXPENDITURE (to the extent
               not written off or adjusted)


Goodwill for purchase of India Abroad Publications                      47,962                       47,962
(Canada) Inc.
                                                             ------------------            -----------------
                                TOTAL                                   47,962                       47,962
                                                             ==================            =================

                                        India Abroad Publications, Inc

                 Schedules 1 to 13 forming part of the Balance Sheet and Profit & Loss Account for the year ended 31st March, 2005

---------------------------------------------------------------------------------------------------------------------
                                                                             As at                          As at
                                                                           31.03.2005                    31.03.2004

                                                                              US $                          US $
---------------------------------------------------------------------------------------------------------------------

SCHEDULE  9 : OPERATING REVENUE

Subscription Income                                                         467,617                        761,138

Classified Income                                                           928,809                      1,108,120

Display Income                                                            3,160,380                      3,357,092

Royalty                                                                       6,470                          7,740

                                                                    -----------------               -----------------
                                                  TOTAL                   4,563,276                      5,234,090
                                                                    =================               =================

SCHEDULE  10 : OTHER INCOME

Interest on fixed deposits with banks                                         4,529                            297

                                                                    -----------------               -----------------
                                                  TOTAL                       4,529                            297
                                                                    =================               =================


SCHEDULE  11 : PERSONNEL EXPENSES

Salaries and allowances                                                   1,272,228                      1,415,986

Payroll Taxes                                                               108,528                        119,926

                                                                    -----------------               -----------------
                                                  TOTAL                   1,380,756                      1,535,912
                                                                    =================               =================


 SCHEDULE  12 : OPERATING AND OTHER EXPENSES

 Editorial expenses                                                         751,340                        716,686
 Production expenses                                                        778,460                        815,370
 Circulation expenses                                                       637,735                        680,330
 Advertising and Promotion                                                  253,978                        281,875
 Rent                                                                       117,908                         71,209
 Office expenses                                                             73,480                         97,053
 Dues and subscriptions                                                       7,046                          6,806
 Telephone and telegrams                                                     46,072                         44,071
 Electricity expenses                                                        13,319                         15,547
 Professional fees                                                          159,667                         42,379
 Provsion for Bad debts and Bad Debts write off                              34,314                         22,523
 Internet-bandwidth cost                                                     44,358                         30,078
 IA Person Of  The Year expense                                              71,650                         69,564
 Miscellaneous expenses                                                      82,867                         89,056
                                                                    -----------------               -----------------
                                                  TOTAL                   3,072,194                      2,982,547
                                                                    =================               =================

                         INDIA ABROAD PUBLICATIONS INC.


SCHEDULE 13: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.   ACCOUNTING POLICIES

     1.  Basis of preparation of financial statements

         The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.


     2.  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     3.  Revenue recognition

         Revenues comprise of subscriptions to the India Abroad weekly newspaper publication and income from advertisements.

         Revenue from advertisements are recognized upon publishing of the advertisements in the newspaper.

         Subscription revenues are derived from the revenues received from newspaper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 years period.


     4.  Fixed assets and depreciation

         Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

               Furniture and fixtures................      7 years
               Computer equipment and software.......      3 years
               Office equipment......................      5 years

                                                                  (Contd.....2)

                                      (2)


                         INDIA ABROAD PUBLICATIONS INC.

     5.  Investments

         Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

     6.  Employee retirement benefits

         The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.

         Leave Encashment

         The company's policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

     7.  Foreign currency transactions

         Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

         Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

         Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

         Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

     8.  Income taxes

         Income taxes are accounted for in accordance with US tax laws on Income accrued.

         Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

                                                                  (Contd.....3)

                         INDIA ABROAD PUBLICATIONS INC.

                                      (3)


     9.  Leases

         Operating Lease rentals are expensed with reference to lease terms and conditions.


     10. Contingent Liabilities

         These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.


B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

     1.  Organization and Business

         India Abroad Publications Inc ("the Company") was incorporated as a New York Corporation on June 26th, 1970. On April 26, 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

         The Company is one of the leading news publications catering to the Asian-American community focusing on India and the global Indian community.

     2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     3. The Company recognizes as revenues based on advertisements published and subscriptions ratably over the period of subscription. Hence requirements as to quantitative information are not applicable.

     4.  Earnings in foreign exchange:

         ---------------------------------------------------------------------

                                                                     US$
                                                      2005          2004
         ---------------------------------------------------------------------
         Display Advertisement                      811,583       364,746
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------


                                                                  (Contd.....4)

                                      (4)

                         INDIA ABROAD PUBLICATIONS INC.


     5.  Operating leases

         The Company leases office space under various operating leases. Operating lease expense that has been included in the determination of the net loss are as follows:

         ---------------------------------------------------------------------

                                                                     US$
                                                      2005          2004
         ---------------------------------------------------------------------
          Particulars
         ---------------------------------------------------------------------
          Office Premises                            175,932      154,942
         ---------------------------------------------------------------------

         The minimum annual rental commitments under non-cancelable operating leases that have initial or remaining terms in excess of one year are as follows:


     6.  Litigation

         An action was brought against India Abroad by DoubleClick, Inc., based upon alleged breach of contract for the principal sum of $28,750 with interest, attorneys' fees and expenses in the Supreme Court of New York, New York County, Double Click, Inc. V. India Abroad Publications, Inc., Index No. 02 119928. India Abroad has filed an Answer denying liability and asserted Counterclaims based upon fraud in the inducement. India Abroad intends to contest this action vigorously. The action has been transferred to the Lower Court, Doubleclick, Inc. v. India Abroad Publications, New York City Civil Court, New York County, No. 291TS-2003. India Abroad is reasonably optimistic of prevailing on this action.

         Another litigation against India Abroad is the litigation in the United States District Court, Southern District of New York (Lok Prakashan Ltd d/b/a Gujarat Samachar v. India Abroad Publications, Inc., 00 Civ 5852 (LAP). The action was brought by the publishers of "Gujarat Samachar" (GS) in August 2000, asserting that India Abroad allegedly breached the parties' agreements concerning the marketing and sale of Gujarat Samachar's International Weekly in North America. India Abroad vigorously disputed these allegations, and asserted various Counterclaims based upon Gujarat Samachar's breach of contract. The action was tried before a jury (Hon. Preska, J., presiding), in a one-week trial commencing December 3, 2001. After about six hours of deliberation on December 7, 2001, the jury returned a verdict in favor of India Abroad for the sum of $560,000, as reported with substantial accuracy in India Abroad. See IA, December 28, 2001, at 10 col. 1. After deducting $279,000 -- being the sums which had been withheld from Gujarat Samachar by India Abroad and which India Abroad had conceded -- Judge Preska entered judgment in favor of India Abroad in the sum of $281,000 ("Judgment").

         GS had also filed an Appeal against that Judgment, and India Abroad filed a Cross-Appeal on an issue of law, with the United States Court of Appeals for the Second Circuit. By order entered October 29, 2002, that Court dismissed GS's appeal.

                                                                  (Contd.....5)

                                      (5)


                         INDIA ABROAD PUBLICATIONS INC.


         GS had also filed a motion to vacate that Judgment before Judge Preska. India Abroad filed a cross-motion for sanctions. By an Order dated 31, 2003, Judge Preska denied the motion and although she found "has certainly toed the line between appropriate and inappropriate litigation practice," she did not find that its actions were "so frivolous and vexatious as to warrant sanctions." Accordingly, she denied the cross-motion.

         Gujarat Samachar appealed that decision. That appeal and India Abroad's cross-appeal were heard by the Second Circuit on April 7, 2004. By a Summary Order of April 13, 2004, that Court affirmed the judgment in all respects, finding Gujarat Samachar's appeal to "border on the frivolous". We do not anticipate any further legal proceedings on this.

         Gujarat Samachar has also deposited the entire amount due under the December 26, 2001 judgment with the Court Clerk, whereupon India Abroad agreed to stay enforcement thereof. Presently the process is on for getting this deposit paid to India Abroad.


     7.  Other contingencies

         In connection with the Company's acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US$1.2 million. The Company disputes this assertion and has offered the claimant approximately US$50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.


     8. The prior year figures have been regrouped and reclassified to confirm those of the current year.


     9.  Balance Sheet Abstract and Company's General Business Profile

         (I)  Registration Details

                                    -------------                -------------
               Registration No.-TAX |    N.A.   |    State Code  |    N.A.   |
               ID No                |           |                |           |
                                    -------------                -------------

                                    --------------
             Balance Sheet Date     | 31/03/2005 |
             (dd/mm/yy)             --------------


                                                                  (Contd.....6)

                         INDIA ABROAD PUBLICATIONS INC.

                                      (6)

          (II) Capital raised during the year (Amount in US$)

                       Public Issue                        Rights Issue
              -----------------------------------------------------------------
              |              Nil              |                  Nil          |
              -----------------------------------------------------------------

                       Bonus Issue                        Private Placement
              -----------------------------------------------------------------
              |              Nil              |                  Nil          |
              -----------------------------------------------------------------


          (III) Position of Mobilisation and Deployment of Funds (Amount in
                US$)

                   Total Liabilities $                      Total Assets $
               ----------------------------------------------------------------
               |         254,427               |               254,427        |
               ----------------------------------------------------------------

                Sources of Funds

                   Paid - up Capital $                  Reserves & Surplus
               ----------------------------------------------------------------
               |          41,981               |               212,446        |
               ----------------------------------------------------------------

                    Secured Loans                        Unsecured Loans
               ----------------------------------------------------------------
               |          Nil                  |               Nil            |
               ----------------------------------------------------------------

               Application of Funds

                   Net Fixed Assets  $                     Investments $
              -----------------------------------------------------------------
              |          318,112               |               129,793        |
              -----------------------------------------------------------------

                  Net Current Assets  $                  Misc. Expenditure
              -----------------------------------------------------------------
              |       (1,585,033)              |                47,962        |
              -----------------------------------------------------------------

                  Accumulated Losses $
              ----------------------------------
              |        1,343,593               |
              ----------------------------------


          (IV) Performance of Company (Amount in US$) for the year ended March 31, 2005.

                    Turnover $                       Total Expenditure $
              -----------------------------------------------------------------
              |        4,567,805               |             4,513,009        |
              -----------------------------------------------------------------

                 Profit / Loss Before Tax  $       Profit / Loss After Tax $
                                   -------------                  -------------
                +           -     |   54,796   |   +        -     | 54,423    |
              -----------------------------------------------------------------
              |             X     |            |              X   |
              ---------------------            --------------------

              (Please tick Appropriate box + for Profit - for Loss)

                   Earning per Share                  Dividend @ %
              -----------------------------------------------------------------
              |      0.02                      |             Nil              |
              -----------------------------------------------------------------

                                                                  (Contd.....7)

                         INDIA ABROAD PUBLICATIONS INC.

                                      (7)


          (V) Generic Names of Three Principal Products / Services of Company (as per monetary terms)

                                      -------------------------------------
          Item Code No. (ITC)         |      N/A                          |
          Product Description         |-----------------------------------|
                                      |      News Paper                   |
                                      -------------------------------------


     10. Figures of the previous year have been regrouped to conform with current year`s groupings, wherever necessary.

                                          For and on behalf of the board


                                                       Ajit Balakrishnan
                                                                Director
     Mumbai, India
     Dated: 16th August , 2005

                                                          India in New York Inc.


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

PATKAR & PENDSE
INDIA


                                Directors' Report

The Directors present India in New York Inc. audited financial statements of the year ended 31st March 2005.


PRINCIPAL ACTIVITIES

India in New York Inc. ("INY"), is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. INY is a free publication distributed in the New York Metropolitan area.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross revenue of US $ 279,534/-. Gross Profit (before depreciation, amortisation, impairment write down and taxes) is US $ 186,286/-. After giving effect to other adjustments, the net profit of US $ 186,286/- was carried to Balance Sheet.


DIVIDENDS

In view of the losses incurred by the Company, your Directors do not recommend any dividend.


DIRECTOR

Mr. Ajit Balakrishnan is a director of the Company.

                                                         India in New York Inc.


STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Companies Act, 1956 requires the Directors to prepare financial statements for each financial year, which give a true and fair view of the state of affairs of the Company as at the end of the financial year/period and of the profit or loss of the Company for that period.

In preparing those financial statements, the Directors are required to:

   - Select suitable accounting policies, from time to time, and then apply them consistently;
   -   Make judgments and estimates that are reasonable and prudent;
   -   State whether applicable accounting standards have been followed; and
   -   Prepare the financial statements on the going concern basis.

The Directors are responsible for keeping proper accounting records, which disclose the financial position of the Company, with reasonable accuracy at any time, and to enable them to ensure that the financial statements comply with the Companies Act, 1956. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ACKNOWLEDGEMENT

The Directors place on record their appreciation for dedication with which the employees at all levels performed their duties and for close co-operation received from them during the year under report.


For and on behalf of the Board of Directors



Director

Date: August 19, 2005

                             REPORT OF THE AUDITORS
                             ----------------------


The Board of Directors,
India In New York Inc.


We have audited the attached Balance Sheet of INDIA IN NEW YORK INC., a wholly owned subsidiary of India Abroad Publications Inc. incorporated in the United States, as at March 31, 2005 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further we report that :

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 10 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2005;

                                      and

     ii. in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

                                                             For Patkar & Pendse
                                                           Chartered Accountants


                                                                     B.M. Pendse
                                                                        Partner.
                                                                     M.No. 32625

Place : Mumbai
Date  : 16th August, 2005

                            India In New York, Inc

                      Balance Sheet as at March 31, 2005

------------------------------------------------------------------------------------------
                                                Schedule         As at            As at
                                                   No.         31.03.2005       31.03.2004
                                                                  US $             US $
------------------------------------------------------------------------------------------

I. SOURCES OF FUNDS
Shareholders' funds:

Share Capital                                       1                -                  -

Reserves & Surplus                                  2
                                                               588,972            402,686


                                                         --------------    ---------------
                                          TOTAL                588,972            402,686
                                                         ==============    ===============

II. APPLICATION OF FUNDS

Current assets, loans and advances:

Sundry debtors                                      3           39,215             42,199

Cash and bank balances                              4           14,794             81,167

Loans and advances                                  5          551,049            291,668


                                                         --------------    ---------------
                                                               605,058            415,034

Less : Current liabilities and provisions:

Liabilities                                         6
                                                                16,086             13,867
                                                         -------------    ---------------
Net current assets                                             588,972            401,167

Miscellaneous expenditure (to the                   7                -              1,519
extent not written off or adjusted)

                                                         --------------    ---------------
                                          TOTAL                588,972            402,686
                                                         ==============    ===============

Accounting policies and notes to
balance sheet and profit and loss account          10

As per our attached report of even date
For Patkar & Pendse                                       For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                 A.Balakrishnan
Partner                                                   Director
M.No. 32625

Mumbai, India                                             Mumbai, India
Dated: 16 Aug 2005                                        Dated: 16 Aug 2005

                            India In New York, Inc

            Profit & Loss Account for the year ended March 31, 2005


------------------------------------------------------------------------------------------
                                                Schedule                        Previous
                                                  No.                             year
                                                              31.03.05          31.03.04

                                                                US $              US $
------------------------------------------------------------------------------------------

INCOME
Operating revenues                                  8          279,534            252,423

Other income                                                         0                 50
                                                           -----------           ---------
                                                               279,534            252,473
                                                           -----------          ---------

EXPENDITURE

Operating and other expenses                        9           93,248             91,782

                                                           -----------           ---------
                                                                93,248             91,782
                                                           -----------           ---------

Profit for the year before tax                                 186,286            160,691

Provision for tax                                                    -                  -

                                                           -----------          ----------
Profit after tax                                               186,286            160,691

Surplus  brought forward from previous year                    377,686            216,995

------------------------------------------------------------------------------------------
Balance carried to balance sheet                               563,972            377,686
------------------------------------------------------------------------------------------

Accounting policies and notes to
balance sheet and profit and loss account           10

As per our attached report of even date
For Patkar & Pendse                                        For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                 A.Balakrishnan
Partner                                                    Director
M.No. 32625

Mumbai, India                                              Mumbai, India
Dated: 16 Aug 2005                                         Dated: 16 Aug 2005

                            India In New York Inc.

Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account
-----------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------

-----------------------------------------------------------------------
                                                  As at       As at
                                               31.03.2005   31.03.2004

                                                  US $        US $
-----------------------------------------------------------------------

SCHEDULE  1: SHARE CAPITAL

Authorized :
200 common shares without par value                     -            -
                                               ===========   ==========

Issued and subscribed :
100 common shares  without par value                    -            -

                                               -----------   ----------
                                TOTAL                   -            -
                                               ===========   ==========


SCHEDULE 2: RESERVES & SURPLUS

Securities premium                                 25,000       25,000

Surplus in Profit & Loss Account                  563,972      377,686

                                               -----------   ----------
                                TOTAL             588,972      402,686
                                               ===========   ==========

SCHEDULE 3: SUNDRY DEBTORS
Sundry debtors (unsecured considered good):

Outstanding over six months                            -            -
Other debts                                        39,215       42,199

                                               -----------   ----------
                                TOTAL              39,215       42,199
                                               ===========   ==========


SCHEDULE 4: CASH AND BANK BALANCES

Bank balances :
With European American Bank
On current account                                 14,794       81,167

                                               -----------   ----------
                                     TOTAL          14,794      81,167
                                               ===========   ==========

SCHEDULE 5: LOANS AND ADVANCES
             (Unsecured considered good )

Due from parent company - India Abroad Inc.        549,836     290,455

Advances recoverable in cash
or in kind or for value to be received               1,213       1,213

                                               ------------  ----------
                                TOTAL              551,049     291,668
                                               ============  ==========

                            India In New York Inc.

Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account
-----------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------

-----------------------------------------------------------------------
                                                   As at       As at
                                               31.03.2005   31.03.2004

                                                    US $        US $
-----------------------------------------------------------------------

SCHEDULE 6 : LIABILITIES

Sundry Creditors
- Other than small scale industrial undertakings.        -          67

Advance from customers                              16,086      13,800

                                                 ----------    --------
                                TOTAL               16,086      13,867
                                                 ==========    ========


SCHEDULE 7 : MISCELLANEOUS EXPENDITURE (to the extent not
               written off or adjusted)


Preliminary Expenses                                     -       1,519

                                                 ----------    --------
                                TOTAL                    -       1,519
                                                 ==========    ========

                            India In New York Inc.

     Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss
     ---------------------------------------------------------------------
                  Account for the year ended 31st March, 2005
                  -------------------------------------------

-----------------------------------------------------------------------
                                                  As at       As at
                                                31.03.2005  31.03.2004

                                                   US $         US $
-----------------------------------------------------------------------

SCHEDULE  8 : OPERATING REVENUE

Display Income                                     277,921     251,067

Royalty Income                                       1,613      1,356

                                              ------------   ----------
                                TOTAL              279,534     252,423
                                              ============   ==========


SCHEDULE  9 : OPERATING AND OTHER EXPENSES

Printing & Stationery                               78,357      83,408
Postage                                                300         300
Delivery & Freight                                   3,258           -
Office Expenses                                      1,578         841
Editorial Expenses                                   1,489       1,848
Telephone Expenses                                   1,075         763
Travel & Entertainment Expenses                      3,447       1,959
Advertisements                                       3,384           -
Bad Debts                                              360       2,663
                                              ------------    ---------
                                TOTAL               93,248      91,782
                                              ============    =========

                             INDIA IN NEW YORK, INC

SCHEDULE 10: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.       ACCOUNTING POLICIES

         1. Basis of preparation of financial statements

            The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.


         2. Use of estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


         3. Revenue recognition

            Revenues comprise of revenues from advertisements.

            Revenue from advertisements are recognized upon publishing of the advertisements in the newspaper.


         4. Foreign currency transactions

            Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

            Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

            Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

                                                                   (Contd.....2)

                             INDIA IN NEW YORK, INC

                                       (2)

         5. Income taxes

            Income taxes are accounted for in accordance with US tax laws on Income accrued.

            Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.


B.       NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

         1. Organization and Business

            India In New York Inc ("the Company") was incorporated as a New York Corporation on May 1st 1997. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

            The Company is one of the leading free news publication catering to the Asian-American community focusing on India and the global Indian community.


         2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.


         3. Litigation:

            There are no pending litigations against the company.


         4. The prior year figures have been been regrouped and reclassified to confirm with those of current year.


         5. Balance Sheet Abstract and Company's General Business Profile

          (I) REGISTRATION DETAILS

                                           ----------                 ---------
              Registration No.-TAX ID No  |   N.A.   |     State Code |  N.A.  |
                                           ----------                 ---------

                                      ------------------
              Balance Sheet Date     |    31/03/2005    |
              (dd/mm/yy)             ------------------


                                                                   (Contd.....3)

                             INDIA IN NEW YORK, INC

                                       (3)


          (II) CAPITAL RAISED DURING THE YEAR (Amount in US $)

                     Public Issue               Rights Issue
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

                     Bonus Issue               Private Placement
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

          (III) POSITION OF MOBILISATION AND DEPLOYMENT OF FUNDS (Amount in US$)

                   Total Liabilities  $         Total Assets $
                ---------------------------------------------------
               |       588,972           |       588,972           |
                ---------------------------------------------------

                SOURCES OF FUNDS

                    Paid - up Capital $     Reserves & Surplus
                ---------------------------------------------------
               |          -              |        588,972          |
                ---------------------------------------------------


                  Secured Loans                Unsecured Loans
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

                APPLICATION OF FUNDS

                    Net Fixed Assets $          Investments $
                ---------------------------------------------------
               |          -              |           -             |
                ---------------------------------------------------

                   Net Current Assets $      Misc. Expenditure
                ---------------------------------------------------
               |       588,972           |           -             |
                ---------------------------------------------------

                   Accumulated Losses $
                -------------------------
               |           -             |
                -------------------------

          (IV) PERFORMANCE OF COMPANY (AMOUNT IN US$) for the year ended March 31, 2005.

                       Turnover $             Total Expenditure $
                ---------------------------------------------------
               |         279,534          |        93,248          |
                ---------------------------------------------------


                Profit/Loss Before Tax $      Profit/Loss After Tax $
                               ----------                  ----------
                  +       -   |  186,286 | +        -     |  186,286 |
                --------------|--------------------------------------
               |         [X]  |                |              [X] |
                ---------------                --------------------


             (Please tick Appropriate box + for Profit - for Loss)

                  Earning per Share            Dividend @ %
                ---------------------------------------------------
               |           -             |           Nil           |
                ---------------------------------------------------

                                                                   (Contd.....4)

                             INDIA IN NEW YORK, INC

                                       (4)

         (V) GENERIC NAMES OF THREE PRINCIPAL PRODUCTS / SERVICES OF COMPANY (as per monetary terms )

                                         --------------------------------
              Item Code No. (ITC)       |   N/A                          |
                                        --------------------------------
              Product Description       |   News Paper                   |
                                         --------------------------------


         6. Figures of the previous year have been regrouped to conform with current year`s groupings, wherever necessary.



                                                 For and on behalf of the board


                                                              Ajit Balakrishnan
                                                                       Director

        Mumbai, India
        Dated: 16th August, 2005

                                     India Abroad Publications (Canada), Inc.


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

PATKAR & PENDSE
INDIA


                               Directors' Report

The Directors present India Abroad Publications (Canada), Inc. audited financial statements of the year ended 31st March 2005.


PRINCIPAL ACTIVITIES

India Abroad Publications (Canada), Inc. ("IA Canada), is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. IA Canada sells advertising space and subscriptions for India Abroad to the Canadian Market.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross revenue of C$ 259,198/-. Gross Loss (before depreciation, amortisation, impairment write down and taxes) is C$ 110,824/-. After giving effect to other adjustments, the net loss of C$110,848/- was carried to Balance Sheet.


DIVIDENDS

In view of the losses incurred by the Company, your Directors do not recommend any dividend.


DIRECTOR

Mr. Ajit Balakrishnan is a director of the Company.

                                      India Abroad Publications (Canada), Inc.


STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Companies Act, 1956 requires the Directors to prepare financial statements for each financial year, which give a true and fair view of the state of affairs of the Company as at the end of the financial year/period and of the profit or loss of the Company for that period.

In preparing those financial statements, the Directors are required to:
     - Select suitable accounting policies, from time to time, and then apply them consistently;
     -    Make judgments and estimates that are reasonable and prudent;
     -    State whether applicable accounting standards have been followed;
          and
     -    Prepare the financial statements on the going concern basis.

The Directors are responsible for keeping proper accounting records, which disclose the financial position of the Company, with reasonable accuracy at any time, and to enable them to ensure that the financial statements comply with the Companies Act, 1956. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ACKNOWLEDGEMENT

The Directors place on record their appreciation for dedication with which the employees at all levels performed their duties and for close co-operation received from them during the year under report.


For and on behalf of the Board of Directors



Director

Date: August 19, 2005

                             REPORT OF THE AUDITORS
                             ----------------------


The Board of Directors,
India Abroad Publications (Canada) Inc.


We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS (CANADA) INC., a Company incorporated in the United States, as at March 31, 2005 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 10 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2005; and

     ii. in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

                                                            For Patkar & Pendse
                                                          Chartered Accountants



                                                                    B.M. Pendse
                                                                        Partner
                                                                    M.No. 32625

Place:  Mumbai
Date:   16th August, 2005

                    India Abroad Publications (Canada) Inc

                      Balance Sheet as at March 31, 2005.

-------------------------------------------------------------------------------
                                            Schedule      As at        As at
                                             No.       31.03.2005   1.03.2004
                                                          C $           C $
-------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds:

Capital                                       1
                                                        142,974      142,974

                                                                           -
                                                   -------------    ---------
                                   TOTAL                142,974      142,974
                                                   =============    =========

II. APPLICATION OF FUNDS

Fixed assets :                                2
Gross Block
                                                         15,119       12,093
Less : Depreciation
                                                              -            -
                                                   -------------    ---------
Net Block
                                                         15,119       12,093

Current assets, loans and advances:
Sundry debtors                                3           1,470        7,094
Cash and bank balances                        4          43,500       29,161
Loans and advances                            5          46,823      154,300
                                                       --------    ---------
                                                         91,793      190,555
                                                       --------    ---------

Less: Current liabilities and provisions:
Liabilities                                   6          28,152       13,040
                                                       --------    ---------
Net current assets                                       63,641      177,515

Profit and loss account                                  64,214      (46,634)

                                                       --------    ---------
                                   TOTAL                142,974      142,974
                                                       ========    =========

Accounting policies and notes to
balance sheet and profit and loss account    10

As per our attached report of even date
For Patkar & Pendse                            For and on behalf of the board
Chartered Accountants


B.M.Pendse                                     A.Balakrishnan
Partner                                        Director
M.No. 32625

Mumbai, India                                  Mumbai, India
Dated: 16 Aug 2005                             Dated: 16 Aug 2005

                    India Abroad Publications (Canada) Inc

            Profit & Loss Account for the year ended March 31, 2005

---------------------------------------------------------------------------
                                            Schedule             Previous
                                              No.                  year

                                                         C $       C $
---------------------------------------------------------------------------

INCOME

Operating revenues                            7         259,198      315,723

                                                      ---------      -------
                                                        259,198      315,723
                                                      ---------      -------

EXPENDITURE

Personnel expenses                            8          55,866      50,780

Operating and other expenses                  9         314,156     265,791

                                                      ---------    --------
                                                        370,022     316,571
                                                      ---------    --------

Profit / (Loss) for the year before tax               (110,824)         (848)

Provision for tax / Tax paid                                 24           -
                                                      ---------    --------
Profit / (Loss ) after tax                             (110,848)        (848)


Suplus / (Deficit) brought forward from previous year    46,634       47,482

----------------------------------------------------------------------------
Balance carried to balance sheet                        (64,214)      46,634
----------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (C$)                 (0.68)       (0.01)

Accounting policies and notes to
balance sheet and profit and loss account     10

As per our attached report of even date
For Patkar & Pendse                              For and on behalf of the board
Chartered Accountants


B.M.Pendse                                        A.Balakrishnan
Partner                                          Director
M.No. 32625

Mumbai, India                                    Mumbai, India
Dated: 16 Aug 2005                               Dated: 16 Aug 2005

                    India Abroad Publications (Canada) Inc

 Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account
 -----------------------------------------------------------------------------
                     for the year ended 31st March, 2005
                     -----------------------------------

-------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2005         31.03.2004

                                                   C $                C $
-------------------------------------------------------------------------------

SCHEDULE  1 : CAPITAL

Issued and subscribed:
162974 equity shares  fully paid
                                                   142,974           142,974

                                              ------------      ------------
                                   TOTAL           142,974           142,974
                                              ============      ============

                    India Abroad Publications (Canada) Inc

 Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account
 ------------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------



Schedule 2: Fixed Assets                                                 (C$)

                                     Furniture                           As at
                                         &        Office      Total    March 31,
                                     Fixtures     Equipment              2004

Cost as at April 1, 2004                1,500      10,593     12,093    12,093

Additions                                   -       3,026     3,026

Deductions                                  -           -          -         -

Total as at March 31, 2005              1,500      13,619     15,119    12,093

Depreciation upto March 31, 2005            -           -          -         -

Net value as at March 31, 2005          1,500      13,619     15,119    12,093

Net value as at March 31, 2004          1,500      10,593     12,093    12,093

Depreciation for the year                   -           -          -         -

                     India Abroad Publications (Canada) Inc

  Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss Account
  -----------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------



-------------------------------------------------------------------------------
                                                  As at              As at
                                               31.03.2005         31.03.2004

                                                   C $                C $
-------------------------------------------------------------------------------

SCHEDULE 3 : SUNDRY DEBTORS
(Unsecured considered good)
Outstanding over six months                              -                 -
Other debts
                                                     1,470             7,094
                                              ------------      ------------
                                   TOTAL             1,470             7,094
                                              ============      ============

SCHEDULE 4 : CASH AND BANK BALANCES

Bank
balances :

With Canadian Imperial Bank of Commerce
On current account                                  31,151            20,552

With Hongkong Bank
On current account                                  12,349             8,609

                                              ------------      ------------
                                   TOTAL            43,500            29,161
                                              ============      ============


SCHEDULE 5 : LOANS AND ADVANCES
(Unsecured considered good)

Due from parent company -                           46,823           154,300
India Abroad Publications Inc.
                                              ------------      ------------
                                   TOTAL            46,823           154,300
                                              ============      ============


SCHEDULE 6 : CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial
  undertakings.                                     25,617            10,505

Advance from customers                               2,535             2,535

                                              ------------      ------------
                                    TOTAL           28,152            13,040
                                              ============      ============

                    India Abroad Publications (Canada) Inc

     Schedules 1 to 10 forming part of the Balance Sheet and Profit & Loss
     ---------------------------------------------------------------------
                  Account for the year ended 31st March, 2005
                  -------------------------------------------

-------------------------------------------------------------------------------
                                                      As at          As at
                                                   31.03.2005     31.03.2004

                                                       C $            C $
-------------------------------------------------------------------------------


SCHEDULE  7 : OPERATING REVENUE

Subscription Income                               40,006              39,912

Classified Income                                 16,417              14,494

Display Income                                   194,570             248,691

Retail Sale                                        8,205              12,626

                                               ---------       -------------
                                   TOTAL         259,198             315,723
                                               =========       =============


SCHEDULE  8 : PERSONNEL EXPENSES

Salaries and allowances                           50,762              40,829

Statutory dues                                     5,104               9,951

                                               ---------       -------------
                                   TOTAL          55,866              50,780
                                               =========       =============



SCHEDULE  9 : OPERATING AND OTHER EXPENSES

Printing & Stationery                            242,680             169,354
Postage                                            4,146              20,219
Mailing & Distribution                            31,999              33,609
Delivery & Freight                                 2,927               2,981
Office Expenses                                    8,636              10,740
Professional Fees for Tax Return                   5,112              10,898
Editorial Expenses                                   517               1,575
Telephone Expenses                                 3,868               3,063
Subscription Dues                                    731                 762
Travel & Entertainment Expenses                    8,559               4,646
Repairs & Maintenance Expenses                       344                   -
Bank charges                                       1,095               2,188
Marketing Commission                               3,542                 813
Bad Debts                                              -               4,943

                                              ----------       -------------
                                   TOTAL         314,156             265,791
                                              ==========       =============

                    INDIA ABROAD PUBLICATIONS (Canada) INC.

SCHEDULE 10: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

A.   ACCOUNTING POLICIES

     1.  Basis of preparation of financial statements

         The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.


     2.  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.  Revenue recognition

         Revenues comprise from subscription to the India Abroad weekly news paper and income from advertisements. Revenue from advertisements are recognized upon publishing of the advertisements in the newspaper.

         Subscription revenues are derived from the revenues received from the news paper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 year period.


     4.  Fixed assets and depreciation

         Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

               Furniture and fixtures...........                 7 years
               Office equipment.................                 5 years

     5.  Employee retirement benefits

         The company does not have any employee retirement benefit plan.

         Leave Encashment

         The company's policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.
                                                                   (Contd.....2)

                     INDIA ABROAD PUBLICATIONS (Canada) INC.

                                       (2)


     6.  Foreign currency transactions

         Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

         Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

         Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.


     7.  Income taxes

         Income taxes are accounted for in accordance with Canadian tax laws on Income accrued and form part of the Holding Company tax liabilities.

         Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in Canada. Tax liabilities and provision is accounted for by the Holding company.



 B.  NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


     1.  Organization and Business

         India Abroad Publications(Canada) Inc ("the Company") was incorporated in Canada on December 20th, 1983. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

         The Company is one of the leading news publications, catering to the Asian-American community focusing on India and the global Indian community.


     2. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.


     3. The Company recognizes as revenues based on advertisements published and subscriptions ratably over the period of subscription. Hence requirements as to quantitative information are not applicable.


                                                                   (Contd.....3)

                     INDIA ABROAD PUBLICATIONS (Canada) INC.

                                       (3)


     4.  Litigation:

         There are no pending litigations against the company.


     5. The prior year figures have been regrouped and reclassified to confirm with those of the current year.


     6.  Balance Sheet Abstract and Company's General Business Profile.


         (I) REGISTRATION DETAILS

                                   -----------------             ---------
             Registration    No.- |       N.A.      | State Code |  N.A.  |
             Business No           -----------------             ---------

                                       -----------------
             Balance Sheet Date       | 31/03/2005      |
             (dd/mm/yy)                -----------------


         (II) CAPITAL RAISED DURING THE YEAR (Amount in C$)

                    Public Issue               Rights Issue
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

                     Bonus Issue               Private Placement
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------


         (III) POSITION OF MOBILISATION AND DEPLOYMENT OF FUNDS (Amount in C$)

                   Total Liabilities C$         Total Assets C$
                ---------------------------------------------------
               |       142,974           |       142,974           |
                ---------------------------------------------------

               SOURCES OF FUNDS

                    Paid - up Capital C$     Reserves & SurplusC$
                ---------------------------------------------------
               |        142,974          |        Nil              |
                ---------------------------------------------------

                     Secured Loans           Unsecured Loans
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------


                                                                   (Contd.....4)

                     INDIA ABROAD PUBLICATIONS (Canada) INC.

                                       (4)



               APPLICATION OF FUNDS

                   Net Fixed Assets C$         Investments C$
                ---------------------------------------------------
               |      15,119             |          Nil            |
                ---------------------------------------------------

                  Net Current Assets C$      Misc. Expenditure C$
                ---------------------------------------------------
               |        63,641           |          Nil            |
                ---------------------------------------------------

                   Accumulated Losses $
                -------------------------
               |         64,214          |
                -------------------------


         (IV) PERFORMANCE OF COMPANY (Amount in C$) for the year ended March 31, 2005.


                       Turnover C$           Total Expenditure C$
                ---------------------------------------------------
               |         259,198          |       370,022          |
                ---------------------------------------------------

               Profit/Loss Before Tax C$      Profit/Loss After Tax C$
                               ----------                  ----------
                  +       -   |(110,824) | +        -     |(110,848) |
                --------------|--------------------------------------
               |         [X]  |                |     [X]  |
                ---------------                -----------


             (Please tick Appropriate box + for Profit - for Loss)

                   Earning per Share            Dividend @ %
                ---------------------------------------------------
               |       (0.68)            |           Nil           |
                ---------------------------------------------------


         (V) GENERIC NAMES OF THREE PRINCIPAL PRODUCTS / SERVICES OF COMPANY (as per monetary terms )

                                        --------------------------------
             Item Code No. (ITC)       |   N/A                          |
                                        --------------------------------
             Product Description       |   News Paper                   |
                                        --------------------------------


7. Previous years figures have been regrouped and reclassified wherever necessary to conform to current years classifications.

                                                  For and on behalf of the board



                                                               Ajit Balakrishnan
                                                                        Director
Mumbai, India
Dated: 16th Aug, 2005

                                                                Rediff.com Inc.


BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

PATKAR & PENDSE
INDIA


                               Directors' Report

The Directors present Rediff.com Inc.'s audited financial statements of the year ended 31st March 2005.


PRINCIPAL ACTIVITIES

Rediff.com Inc., is a wholly owned subsidiary of Rediff Holdings Inc.. Rediff.com Inc. is a website targeted at the Indian American community in North America. Rediff.com Inc. includes information and content relevant to the community along with certain additional offerings like SMS to India and Rediff Radio.


REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that the Company earned gross revenue of US $ 1,036,002/-. Gross Profit (before depreciation, amortisation, impairment write down and taxes) is US $ 334,931 /-. After giving effect to other adjustments, the net profit of US $ 334,804/- was carried to Balance Sheet.


DIVIDENDS

In view of the losses incurred by the Company, your Directors do not recommend any dividend.

DIRECTOR

Mr. Ajit Balakrishnan is a director of the Company.

                                                                Rediff.com Inc.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Companies Act, 1956 requires the Directors to prepare financial statements for each financial year, which give a true and fair view of the state of affairs of the Company as at the end of the financial year/period and of the profit or loss of the Company for that period.

In preparing those financial statements, the Directors are required to:

     - Select suitable accounting policies, from time to time, and then apply them consistently;
     -    Make judgments and estimates that are reasonable and prudent;
     -    State whether applicable accounting standards have been followed; and
     -    Prepare the financial statements on the going concern basis.

The Directors are responsible for keeping proper accounting records, which disclose the financial position of the Company, with reasonable accuracy at any time, and to enable them to ensure that the financial statements comply with the Companies Act, 1956. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ACKNOWLEDGEMENT

The Directors place on record their appreciation for dedication with which the employees at all levels performed their duties and for close co-operation received from them during the year under report.


For and on behalf of the Board of Directors


Director

Date: August 19, 2005

                             REPORT OF THE AUDITORS
                             ----------------------


The Board of Directors,
Rediff.Com Inc.

We have audited the attached Balance Sheet of REDIFF.com INC., a wholly owned subsidiary of Rediff Holdings Inc. incorporated in the United States, as at March 31, 2005 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 9 to the Accounts.

(d) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2005; and

     ii. in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

                                                            For Patkar & Pendse
                                                          Chartered Accountants


                                                                    B.M. Pendse
                                                                        Partner
                                                                    M.No. 32625

Place: Mumbai
Date:  16th August, 2005

                                Rediff.com Inc.

                       Balance Sheet as at March 31, 2005


---------------------------------------------------------------------------------------------------
                                                             Schedule      As at          As at
                                                                No.      31.3.2005      31.3.2004
                                                                           US $           US $
---------------------------------------------------------------------------------------------------

I. SOURCES OF FUNDS

Shareholders' funds:

Capital                                                         1               5              5

Reserves & Surplus
Securities premium                                                      3,332,145      3,332,145
                                                                      -------------  --------------
                                                     TOTAL              3,332,150      3,332,150
                                                                      =============  ==============

II. APPLICATION OF FUNDS

Fixed assets:                                                   2
Gross Block                                                               601,011        601,011
Less: Depreciation                                                        601,011        601,011
                                                                      -------------  --------------
Net Block                                                                       -              -

Current assets, loans and advances:
Sundry debtors                                                  3         182,925         74,919
Cash and bank balances                                          4           8,188         49,266
Loans and advances                                              5         845,727        109,259
                                                                      ------------    -------------
                                                                        1,036,840        233,444
Less: Current liabilities and provisions:
Liabilities                                                     6       1,069,589        601,378
Provisions                                                                    382
                                                                      ------------    ------------
                                                                        1,069,971        601,378
                                                                      ------------    ------------
Net current assets                                                        (33,131)      (367,934)
                                                                      ------------    ------------

Profit and loss account                                                 3,365,281      3,700,084
                                                                      ------------    ------------
                                                     TOTAL              3,332,150      3,332,150
                                                                      ============    ============

Accounting policies and notes to
balance sheet and profit and loss account                       9

As per our attached report of even date
For Patkar & Pendse                                                For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                         A.Balakrishnan
Partner                                                            Director
M.No. 32625

Mumbai, India                                                      Mumbai, India
Dated: 16 Aug 2005                                                 Dated: 16 Aug 2005


                                 Rediff.com Inc

            Profit & Loss Account for the year ended March 31, 2005


-----------------------------------------------------------------------------------------------------------
                                                                                              Previous
                                                                                                year
                                                            Schedule          31.3.05          31.3.04
                                                              No.             US $              US $
-----------------------------------------------------------------------------------------------------------

INCOME

Display income                                                               1,036,002          145,073
                                                                          -------------      -------------
                                                                             1,036,002          145,073
                                                                          -------------      -------------

EXPENDITURE

Personnel expenses                                              7              647,349          503,631

Operating and other expenses                                    8               53,722           43,205

Depreciation                                                                         -          112,411
                                                                          -------------      -------------
                                                                               701,071          659,247
                                                                          -------------      -------------

Profit/ Loss for the year before tax                                           334,931         (514,174)

Provision for tax/ Taxes paid                                                      127                -
                                                                          -------------      -------------
                                                                               334,804         (514,174)

Deficit brought forward from previous year                                  (3,700,085)      (3,185,911)
----------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                            (3,365,281)      (3,700,085)
----------------------------------------------------------------------------------------------------------

Basic and Diluted Earnings Per Share (US$)                                       (67.0)         (102.83)

Accounting policies and notes to
balance sheet and profit and loss account                       9

As per our attached report of even date
For Patkar & Pendse                                                     For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                              A.Balakrishnan
Partner                                                                 Director
M.No. 32625

Mumbai, India                                                           Mumbai, India
Dated: 16 Aug 2005                                                      Dated: 16 Aug 2005


                                Rediff.com Inc.

  Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account
  ----------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------

-------------------------------------------------------------------------------
                                          As at                    As at
                                       31.03.2005               31.03.2004
                                          US $                     US $
-------------------------------------------------------------------------------

SCHEDULE 1: CAPITAL

Authorized:
10000 shares @ $0.001 per share               10                          10
                                     ============                  ============

Issued and subscribed:
5000 shares @ $0.001 per share;
par value                                      5                           5
                                     -------------                 ------------
                   TOTAL                       5                           5
                                     =============                 ============

                                Rediff.com Inc.

        Schedules 1 to 9 forming part of the Balance Sheet and Profit &
        ---------------------------------------------------------------
                Loss Account for the year ended 31st March, 2005
                ------------------------------------------------

Schedule 2: Fixed Assets


                                                                                            (US$)
---------------------------------------------------------------------------------------------------------
                                        Furniture &      Computer                      As at March 31,
                                         Fixtures       Equipment      03.31.2005                2004
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Cost as at April 1, 2004                   44,421        556,590         601,011           601,011
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Additions                                       -              -               -                 -
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Deductions                                      -              -               -                 -
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Total as at March 31, 2005                 44,421        556,590         601,011           601,011
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Depreciation upto March 31, 2005           44,421        556,590         601,011           601,011
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Net value as at March 31, 2005                  -              -               -                 -
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Depreciation for the year                                                      -           112,411
---------------------------------------------------------------------------------------------------------


                                Rediff.com Inc.

  Schedules 1 to 9 forming part of the Balance Sheet and Profit & Loss Account
  ----------------------------------------------------------------------------
                      for the year ended 31st March, 2005
                      -----------------------------------

-------------------------------------------------------------------------------
                                          As at                    As at
                                       31.03.2005               31.03.2004
                                          US $                     US $
-------------------------------------------------------------------------------

SCHEDULE 3: SUNDRY DEBTORS

Sundry debtors
(Unsecured considered good)
Outstanding over six months               32,780                     10,000
Other debts                              185,145                     74,919
                                       ------------                -----------
                                         217,925                     84,919

Less: Provision for doubtful debts        35,000                     10,000
                                       ------------                -----------
                                         182,925                     74,919
                                       ============                ===========

SCHEDULE 4: CASH AND BANK BALANCES

Bank balances:

With European American Bank
   In current account                      8,188                     49,266
                                       ------------               ------------
                   TOTAL                   8,188                     49,266
                                       ============               ============

SCHEDULE 5: LOANS AND ADVANCES

(Unsecured)

Due from group companies                 845,727                    108,146

Advances recoverable in cash
or in kind or for value to be received         -                      1,113
                                       ------------               ------------
                   TOTAL                 845,727                    109,259
                                       ============               ============

Notes:
1. (a) Considered good                   845,727                    109,259
   (b) Considered doubtful                     -                          -
                                       ------------               ------------
                                         845,727                    109,259
                                       ============               ============

SCHEDULE 6: CURRENT LIABILITIES

Sundry Creditors
- Other than small scale industrial
  undertakings.                           96,547                     83,535

Due to parent / group companies          973,042                    517,843
                                       ------------               ------------
                   TOTAL               1,069,589                     601,378
                                       ============               ============

                                Rediff.com Inc.

        Schedules 1 to 9 forming part of the Balance Sheet and Profit &
        ---------------------------------------------------------------
                Loss Account for the year ended 31st March, 2005
                ------------------------------------------------

-----------------------------------------------------------------------------
                                                  As at           As at
                                               31.03.2005      31.03.2004
                                                  US $           US $
-----------------------------------------------------------------------------

SCHEDULE 7: PERSONNEL EXPENSES

Salaries and allowances                          597,244          473,504

Statutory dues                                    50,105           30,127
                                              ------------      ------------
                   TOTAL                         647,349          503,631
                                              ============      ============


SCHEDULE 8: OPERATING AND OTHER EXPENSES

Travelling expenses                                3,780            1,842
Web hosting expenses                               5,600           22,653
Payroll processing fee                             2,777            2,605
Insurance charges                                  7,053                -
Advertising                                        1,018                -
Office espenses                                    8,494                -
Bad debts                                         25,000            5,383
Provisions for doubtful debts                          -           10,000
Rates & taxes                                          -              722
                                              ------------      -----------
                                                  53,722           43,205
                                              ============      ===========

                                 Rediff.com Inc.


SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.   ACCOUNTING POLICIES

     1.  Basis of preparation of financial statements

         The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.


     2.  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.  Revenue recognition

         Revenues comprise of revenues from online advertising. Online advertising includes advertisement and sponsorships.

         Online advertising

         Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided .

         Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company's portal. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

                                                                   (Contd.....2)

                                 Rediff.com Inc.

                                       (2)


     4.  Fixed assets and depreciation

         Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

                 Furniture and fixtures..................              7 years
                 Computer equipment......................           3 to5 years


     5.  Income taxes

         Income taxes are accounted for in accordance with US tax laws on Income accrued and form part of the Parent company Income tax liability.

         Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding Company.


 B.  NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

     1.  Organization and Business

         Rediff.com Inc ("the Company") was incorporated on July 30, 1999. On February 27, 2001, Rediff Holdings Inc. acquired thinkindia.com Inc ("thinkindia") which was renamed as Rediff.Com Inc. Rediff.Com provides the Rediff Group with technology, marketing and content support in the United States.

         The Company is one of the leading Internet destinations, or portals, focusing on India and the global Indian community. Its websites consists of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger and e-commerce.

     2. The Company recognizes as revenues from advertisements and online marketing and hence requirements as to quantitative information are not applicable.

     3. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     4.  Litigation:

         There are no pending litigations against the company.

                                                                   (Contd.....3)

                                 Rediff.com Inc.

                                       (3)


     5. Prior year figures have been regrouped and reclassified to confirm those of the current year.

     6.  Balance Sheet Abstract and Company's General Business Profile.

         (I) REGISTRATION DETAILS

                                           ----------                 ---------
              Registration No.-TAX ID No  |   N.A.   |     State Code |  N.A.  |
                                           ----------                 ---------

                                      ------------------
              Balance Sheet Date     |    31/03/2005    |
              (dd/mm/yy)              ------------------


         (II) CAPITAL RAISED DURING THE YEAR (Amount in US $)

                     Public Issue               Rights Issue
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

                     Bonus Issue               Private Placement
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

         (III) POSITION OF MOBILISATION AND DEPLOYMENT OF FUNDS (Amount in US$)

                   Total Liabilities US$       Total Assets US$
                ---------------------------------------------------
               |      3,332,150          |       3,332,150         |
                ---------------------------------------------------

             SOURCES OF FUNDS

                    Paid - up Capital $     Reserves & Surplus
                ---------------------------------------------------
               |          5              |       3,332,145         |
                ---------------------------------------------------


                    Secured Loans              Unsecured Loans
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

             APPLICATION OF FUNDS

                    Net Fixed Assets            Investments
                ---------------------------------------------------
               |          0              |           0             |
                ---------------------------------------------------

                   Net Current Assets $      Misc. Expenditure
                ---------------------------------------------------
               |       (33,131)          |           0             |
                ---------------------------------------------------

                   Accumulated Losses $
                -------------------------
               |       3,365,281         |
                -------------------------

                                                                   (Contd.....4)

                                 Rediff.com Inc.

                                       (4)

         (IV) PERFORMANCE OF COMPANY (AMOUNT IN US$) for the year ended March 31, 2005.

                       Turnover $             Total Expenditure $
                ---------------------------------------------------
               |       1,036,002          |       701,071          |
                ---------------------------------------------------

                Profit/Loss Before Tax $      Profit/Loss After Tax $
                               ----------                   ----------
                  +       -   |(334,931) | +        -      | (334,804)|
                --------------|---------------------------------------
               |        [X]   |          |           [X]   |
                ---------------           -----------------


           (Please tick Appropriate box + for Profit - for Loss)

                  Earning per Share            Dividend @ %
                ---------------------------------------------------
               |       $ (66.99)         |           Nil           |
                ---------------------------------------------------


         (V) GENERIC NAMES OF THREE PRINCIPAL PRODUCTS / SERVICES OF COMPANY (as per monetary terms )

                                        --------------------------------
             Item Code No. (ITC)       |   N/A                          |
                                        --------------------------------
             Product Description       |   Online Advertising           |
                                        --------------------------------


      7. Previous years figures have been regrouped and reclassified wherever necessary to conform to current years classifications.

                                                  For and on behalf of the board



                                                               Ajit Balakrishnan
                                                               Director

      Mumbai, India
      Dated : 16th August , 2005

                                                Value Communications Corporation

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan


SECRETARY

Mr. Joy Basu


AUDITORS

Patkar & Pendse
India


                                Directors' Report

The Directors present Value Communications Corporation audited financial statements of the year ended 31st March 2005.

PRINCIPAL ACTIVITIES

Value Communications Corporation, a wholly owned subsidiary of Rediff.com India Limited, provides internet based marketing of prepaid long distance service to over 200 countries worldwide.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that the Company earned gross revenue of US $ 99,422/-. Gross Loss (before depreciation, amortisation, impairment write down and taxes) is US $ 214,985/-. After giving effect to other adjustments, the net loss of US $ 208,127/- was carried to Balance Sheet.

On April 8, 2004, Rediff.com India Limited sold its long distance phone card business of Valucom to WorldQuest Networks Inc.

DIVIDENDS

In view of the losses incurred by the Company, your Directors do not recommend any dividend.

DIRECTOR

Mr. Ajit Balakrishnan is a director of the Company.

                                                Value Communications Corporation

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Companies Act, 1956 requires the Directors to prepare financial statements for each financial year, which give a true and fair view of the state of affairs of the Company as at the end of the financial year/period and of the profit or loss of the Company for that period.

In preparing those financial statements, the Directors are required to:

     - Select suitable accounting policies, from time to time, and then apply them consistently;
     -    Make judgments and estimates that are reasonable and prudent;
     -    State whether applicable accounting standards have been followed; and
     -    Prepare the financial statements on the going concern basis.

The Directors are responsible for keeping proper accounting records, which disclose the financial position of the Company, with reasonable accuracy at any time, and to enable them to ensure that the financial statements comply with the Companies Act, 1956. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ACKNOWLEDGEMENT

The Directors place on record their appreciation for dedication with which the employees at all levels performed their duties and for close co-operation received from them during the year under report.

For and on behalf of the Board of Directors


Director

Date: August 19, 2005

                             REPORT OF THE AUDITORS
                             ----------------------


The Board of Directors,
Value Communications Corporation


We have audited the attached Balance Sheet of VALUE COMMUNICATIONS CORPORATION, a wholly owned subsidiary of Rediff.com India Limited incorporated in the United States, as at March 31, 2005 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that :

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that :

(a) We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b) The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c) In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in Schedule 8 to the Accounts.

(d) ALTHOUGH THE BUSINESS OF THE COMPANY WAS SOLD ALONG WITH CERTAIN ASSETS ON 8TH APRIL, 2004; (REFER NOTE NO.2 TO THE ACCOUNTS) THESE FINANCIAL STATEMENTS FOR THE YEAR HAVE BEEN PREPARED BY THE MANAGEMENT AS IF THE COMPANY CONTINUES TO BE A 'GOING CONCERN'.

(e) In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

     i. in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2005;

                                      and

     ii. in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

                                                            For  Patkar & Pendse
                                                           Chartered Accountants


Place :  Mumbai                                                     B.M. Pendse
Date  :  16th August, 2005                                              Partner
                                                                    M.No. 32625


                              Value Communications Corporation

                             Balance Sheet as at March 31, 2005

-------------------------------------------------------------------------------------------------------
                                                      Schedule         As at                As at
                                                         No.         31.03.2005           31.03.2004
                                                                        US $                 US $
-------------------------------------------------------------------------------------------------------
I. SOURCES OF FUNDS

Shareholders' funds :
Share Capital                                             1                    -                     -

Reserves & surplus
Securities premium                                                         2,043                 2,043

Deferred tax liability                                                    12,450                12,450

                                                                -----------------    ------------------
                                              TOTAL                       14,493                14,493
                                                                =================    ==================

II. APPLICATION OF FUNDS
Fixed assets :
Gross Block                                               2              164,540               229,589
Less : Depreciation                                                      164,540               164,541
                                                                -----------------    ------------------
Net Blocks                                                                    (0)                65,048

Current assets, loans and advances :
Sundry Debtors                                                            25,000                     -
Inventory (at cost certified by Management)                                    -                86,686
Cash and bank balances                                    3              126,776                77,882
Loans and advances                                        4              208,176               110,676
                                                                -----------------    ------------------
                                                                         359,952               275,244
                                                                -----------------    ------------------

Less : Current liabilities and provisions :
Liabilities                                               5            3,198,204             2,970,416
                                                                -----------------    ------------------
                                                                       3,198,204             2,970,416
                                                                -----------------    ------------------
Net current assets                                                    (2,838,252)           (2,695,172)

Profit and loss account                                                2,852,745             2,644,617

                                                                -----------------    ------------------
                                              TOTAL                       14,493                14,493
                                                                =================    ==================

Accounting policies and notes to
balance sheet and profit and loss account                 8

As per our attached report of even date
For Patkar & Pendse                                             For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                      A.Balakrishnan
Partner                                                         Director
M.No. 32625

Mumbai, India                                                   Mumbai, India
Dated: 16 Aug 2005                                              Dated: 16 Aug 2005



                                        Value Communications Corporation

                            Profit & Loss Account for the year ended March 31, 2005

---------------------------------------------------------------------------------------------------------------
                                                            Schedule                              Previous
                                                              No.                                  year
                                                                          31.03.2005             31.03.2004

                                                                             US $                   US $
---------------------------------------------------------------------------------------------------------------

INCOME

Sales of telephone cards                                                        98,922               4,487,598

Other income                                                                       500                       -

                                                                      -----------------       -----------------
                                                                                99,422               4,487,598
                                                                      -----------------       -----------------

EXPENDITURE

Cost of goods sold                                                              80,097               3,560,538

Personnel expenses                                             6               129,108                 628,559

Operating and other expenses                                   7               105,202                 986,546

Depreciation                                                                         -                  73,028
                                                                      -----------------       -----------------
                                                                               314,407               5,248,671

Profit/ (Loss) for the year before tax                                        (214,985)               (761,073)

Less :Provision for tax                                                          6,858                       -
                                                                      -----------------       -----------------
                                                                             (208,127)               (761,073)

Extraordinary Items
Restructuring & Integration Costs                                                   -                       -
                                                                      -----------------       -----------------

Loss after Tax                                                               (208,127)               (761,073)

Deficit brought forward from previous year                                 (2,644,618)             (1,883,545)

---------------------------------------------------------------------------------------------------------------
Balance carried to balance sheet                                           (2,852,745)             (2,644,618)
                                                                      =================       =================
---------------------------------------------------------------------------------------------------------------

Accounting policies and notes to
balance sheet and profit and loss account                      8

As per our attached report of even date
For Patkar & Pendse                                                     For and on behalf of the board
Chartered Accountants


B.M.Pendse                                                              A.Balakrishnan
Partner                                                                 Director
M.No. 32625

Mumbai, India                                                           Mumbai, India
Dated: 16 Aug 2005                                                      Dated: 16 Aug 2005




                                        Value Communications Corporation

                      Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss
                      -------------------------------------------------------------------
                                  Account for the year ended 31st March, 2005
                                  -------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                   As at                        As at
                                                                31.03.2005                    31.03.2004

                                                                    US $                         US $
-------------------------------------------------------------------------------------------------------------

SCHEDULE  1 : SHARE CAPITAL


Authorized :
20,000,000 shares common stock, no par value                                  -                             -
                                                              =================            ==================

Issued and subscribed :
12,000,000 shares common stock, no par value
                                                                             -                             -

                                                              -----------------            ------------------
                                            TOTAL                            -                             -
                                                              ==================           ===================


                                              Value Communications Corporation

                        Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account
                        ---------------------------------------------------------------------------
                                            for the year ended 31st March, 2005
                                            -----------------------------------

SCHEDULE 2 : FIXED ASSETS

 -----------------------------------------------------------------------------------------------------------------------------
|                             |              Gross Block              |             Depreciation         |     Net Block      |
|                             |---------------------------------------|----------------------------------|--------------------|
|                             |  As at  |         |         |  As at  |   Up to    |   For    |  Up to   |  As at  |   As at  |
|          Particulars        |31.03.04 |Additions|Deletions| 31.3.05 |  31.3.04   | the Year | 31.3.05  | 31.3.04 |  31.3.05 |
|=============================|=========|=========|=========|=========|============|==========|==========|=========|==========|
|                             |         |         |         |         |            |          |          }         |          |
| EQUIPT & COMPUTERS          |$ 100,338|     -   |  65,050 |$ 35,288 |  $ 59,496  |          | $ 59,496 |      -  |   40,842 |
|-----------------------------|---------|---------|---------|---------|------------|----------|----------|---------|----------|
| SOFTWARE                    |$ 129,252|         |         |$129,252 |  $105,044  |          | $105,044 }      -  |   24,207 |
|-----------------------------|---------|---------|---------|---------|------------|----------|----------|---------|----------|
|                             |         |         |         |         |            |          |          }         |          |
| Total                       |$ 229,590| $   -   |$      - |$164,540 |  $164,540  |          | $164,540 |         |   65,050 |
 =============================================================================================================================

                        Value Communications Corporation

   Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account
   ---------------------------------------------------------------------------
                       for the year ended 31st March, 2005
                       -----------------------------------

-----------------------------------------------------------------------------
                                                  As at           As at
                                               31.03.2005      31.03.2004
                                                  US $           US $
-----------------------------------------------------------------------------

SCHEDULE 3 : CASH AND BANK BALANCES

1. Cash on hand
                                                         -                 -

2. Bank balances :

   (i)   Citi Bank N.Y.
         On current account                        126,776            77,882

                                              ------------      ------------
                                   TOTAL           126,776            77,882
                                              ============      ============


SCHEDULE 4 : LOANS AND ADVANCES
ADVANCES (Unsecured  considered good)

Advances recoverable in cash
or in kind or for value to be received

Due From Parent Company                            139,847           110,676
Others                                              68,329

                                              ------------      ------------
                                   TOTAL           208,176           110,676
                                              ============      ============


SCHEDULE 5 :  LIABILITIES

Sundry Creditors
- Other than small scale industrial
  undertakings.                                     14,117           342,959

- Dues to parent / group companies               3,184,087         2,627,457

                                              ------------      ------------
                                   TOTAL         3,198,204         2,970,416
                                              ============      ============


                                Value Communications Corporation

          Schedule 1 to 8 forming part of the Balance Sheet and Profit & Loss Account
          ---------------------------------------------------------------------------
                              for the year ended 31st March, 2005
                              -----------------------------------

-----------------------------------------------------------------------------------------------
                                                         As at                       As at
                                                       31.03.2005                 31.03.2004

                                                          US $                       US $
-----------------------------------------------------------------------------------------------

SCHEDULE  6 : PERSONNEL EXPENSES

Salaries and allowances                                     129,108                   578,149
Statutory dues                                                    -                    50,010
Staff welfare                                                     -                       400
                                                    -----------------          ----------------
                                   TOTAL                    129,108                   628,559
                                                    =================          ================


SCHEDULE  7 : OPERATING AND OTHER EXPENSES

Advertising  Expenses                                         2,748                   255,868
Dataline/Internet Charges                                     4,729                    35,424
Pins written off                                                  -                   162,547
Software Usage Charges                                            -                     5,977
Office Rent                                                   7,393                    49,025
Electricity Charges                                             950                     9,583
Telephone Charges                                            12,168                    69,789
Postage & Courier Charges                                       110                     3,000
Repair & Maintenance                                              -                       347
Printing & Stationery                                             -                       951
Insurance Charges                                            36,004                    65,720
Office Expenses                                               4,553                     9,364
Traveling Expenses                                            7,610                    26,941
Professional Charges                                         16,223                    90,333
Legal Fees                                                    1,084                    12,278
Rates & Taxes                                                 2,690                    13,497
Miscellaneous Expenses                                            -                     9,007
Bank Charges                                                  8,940                   124,283
Provision for depletion in value of assets                        -                    42,611
                                                    -----------------          ----------------
                                   TOTAL                    105,202                   986,545
                                                    =================          ================

                        Value Communications Corporation


SCHEDULE 9: ACCOUNTING POLICIES AND NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


A.   ACCOUNTING POLICIES

     1.  Basis of preparation of financial statements

         The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.


     2.  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     3.  Revenue recognition

         The Company recognizes revenue as PINs and prepaid calling cards are delivered to customers.


     4.  Fixed assets and depreciation

         Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

                Computer equipment..................              3 to5 years
                Office equipment....................                  5 years


     5.  Employee retirement benefits

         The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.

         Leave Encashment

         Provision for leave encashment is computed on the basis of last drawn salary for the unavailed leave balance to the credit of the employees at the year end and is charged to the Profit and Loss Account.

                                                                   (Contd.....2)

                        Value Communications Corporation

                                       (2)


     6.  Foreign currency transactions

         Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

         Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

         Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

         Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.


     7.  Income taxes

         Income taxes are accounted for in accordance with the US tax laws.

         Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.


     8.  Deferred Income Taxes

         As of March 31, 2005 and 2004, the components of the Company's net deferred tax assets are as follows:

         As of March 31,2005, the Company has net operating loss carry forwards of approx US.$ 2,915,000 for federal income tax purposes, which expire in the years 2021 to 2025. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.


     9.  Leases

         Operating Lease rentals are expensed with reference to lease terms and conditions.

                                                                   (Contd.....3)

                        Value Communications Corporation

                                    (3)


B.   NOTES TO BALANCE SHEET AND PROFIT AND LOSS ACCOUNT


     1.  Organization and Business

         Value Communications Corporation ("ValuCom" or the "Company") is a wholly-owned subsidiary of Rediff.com India, Ltd ("Rediff"). ValuCom provides internet-based marketing of prepaid long-distance service to over 200 countries worldwide. The Company markets its services to consumers and small businesses by packaging long-distance service from large telecommunication companies into Prepaid Identification Numbers ("PINs") and prepaid calling cards for sale on its Internet site or at its call-in center.

     2. An event having significant impact on the Company, occurred during the year on 8th April, 2004, where the Company's entire business was sold to World Quest Networks, Inc.

     3. Additional information pursuant to the provisions of paragraph 4C and 4D of Schedule VI of the Companies Act., 1956 to the extent not applicable are not given.

     4.  Quantitative Details
         Pins and Prepaid Calling cards

                                            31.03.2005     31.03.2004
                                              (Nos.)         (Nos.)
                                        ----------------------------------
         Opening Stock                        2,518          4,983
         Purchases                              -            48,592
         Sales / Consumption                  2,518          51,057
         Closing Stock                          -            2,518


5.       Operating leases

         The Company leases its office premises under various operating leases. Operating lease expenses that have been included in the determination of the net loss are as follows:

         Particulars                                                   US $
                                                           ----------------
                                                      2005             2004

         Office Premises                             7,393            49024


         These lease agreements are executed for periods ranging between 3 - 60 months with a renewable clause and also provide for termination at will by either party; by giving prior notice period between 1 - 3 months except in the case of agreement for office premises which can be terminated only by the Company.

                                                                   (Contd.....4)

                       Value Communications Corporation

                                       (4)

     6.  Litigation:

         There are no pending litigations against the company.


     7. The prior year 7. figures have been regrouped and reclassified to confirm with those of the current year.


     8.  Balance Sheet Abstract and Company's General Business Profile

         (I)  REGISTRATION DETAILS

                                       ----------                 ---------
              Registration No.        |   N.A.   |     State Code |  N.A.  |
                                       ----------                 ---------

                                      ------------------
              Balance Sheet Date     |    31/03/2005    |
              (dd/mm/yy)              ------------------


         (II)  CAPITAL RAISED DURING THE YEAR (Amount in US $)

                     Public Issue               Rights Issue
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

                     Bonus Issue               Private Placement
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------

         (III) POSITION OF MOBILISATION AND DEPLOYMENT OF FUNDS (Amount in US$)

                   Total Liabilities           Total Assets
                ---------------------------------------------------
               |        14,493           |         14,493          |
                ---------------------------------------------------

               SOURCES OF FUNDS

                    Paid - up Capital       Reserves & Surplus
                ---------------------------------------------------
               |          Nil            |         2,043           |
                ---------------------------------------------------


                    Secured Loans              Unsecured Loans
                ---------------------------------------------------
               |          Nil            |           Nil           |
                ---------------------------------------------------


                                                                   (Contd.....5)

                        Value Communications Corporation

                                       (5)


               APPLICATION OF FUNDS

                    Net Fixed Assets            Investments
                ---------------------------------------------------
               |          -              |           -             |
                ---------------------------------------------------

                   Net Current Assets        Accumulated Losses
                ---------------------------------------------------
               |      (2,838,252)        |        2,852,745        |
                ---------------------------------------------------


         (IV) PERFORMANCE OF COMPANY (AMOUNT IN US$) for the year ended March 31, 2005.

                       Turnover $             Total Expenditure $
                ---------------------------------------------------
               |       99,422           |         314,407          |
                ---------------------------------------------------

                Profit/Loss Before Tax $      Profit/Loss After Tax $
                               ----------                   -----------
                  +       -   |(214,985) | +        -      | (208,127) |
                --------------|----------------------------------------
               |        [X]   |          |           [X]   |
                ---------------           -----------------


               (Please tick Appropriate box + for Profit - for Loss)

                  Earning per Share            Dividend @ %
                ---------------------------------------------------
               |                         |           Nil           |
                ---------------------------------------------------



         (V) GENERIC NAMES OF THREE PRINCIPAL PRODUCTS / SERVICES OF COMPANY (as per monetary terms)


                                        --------------------------------
             Item Code No. (ITC)       |   N/A                          |
                                        --------------------------------
             Product Description       |   Prepaid calling cards        |
                                        --------------------------------


     9. Previous years figures have been regrouped and reclassified wherever necessary to conform to current years classifications.

                                                  For and on behalf of the board




                                                               Ajit Balakrishnan
                                                                        Director

      Mumbai, India
      Dated: 16th August , 2005

                              REDIFF.COM INDIA LTD

Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016

                                     ATTENDANCE SLIP

                                           ------------------------------------
                                          |     Folio No.       |              |
                                          |                     |              |
                                          |---------------------| -------------|
                                          | No. of Shares held  |              |
                                           ------------------------------------

I hereby record my presence at the Tenth Annual General Meeting of the Company being held at Registered Office at Mahalaxmi Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016 at
10.30 a.m. on Wednesday 21st September, 2005.



_________________________
Signature of Member

Name: ___________________

Note: A member/proxy holder attending the meeting must bring the Attendance Slip to the meeting and hand it over at the entrance duly signed.


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                              REDIFF.COM INDIA LTD

Regd. Office: 1st Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016

                                      PROXY

I/We, _____________________________________, of ________________________ in the
district of_________ being a member/members of the above Company hereby appoint _________________________________ of _______________________ in the district of
_____________________  or failing him  _____________________________________ of
_______________________ in the district of __________________________ as my/our
Proxy to attend and vote for me/us and on my/our behalf at the Tenth Annual General Meeting of the Company to be held on Wednesday 21st September, 2005 at 10.30a.m. and at any adjournment thereof.

Signed this _______________________ day of _________________ 2005


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                                          |     Folio No.       |              |
                                          |                     |              |
                                          |---------------------| -------------|
                                          | No. of Shares held  |              |
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                       ___________
                      |   Affix   |
                      | Re. 0.15  |
                      |  Revenue  |
Signature ___________ |   Stamp   | ___________
                      |___________|

This form is to be used in favour of* / against* the resolution. Unless otherwise instructed, the proxy will act as he thinks fit.
* Strike out whichever is not applicable.

Note:    1.  The Proxy must be returned so as to reach the registered office of the Company not less than 48 hours before the time for holding of the aforesaid meeting.
         2.  A proxy need not be a member.